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                                                                     Exhibit 1.1

                         FORM OF UNDERWRITING AGREEMENT

                                US$[           ]

                                 [        ] TRUST

               Class A Mortgage Backed Floating Rate Notes Due [ ]



                                                                [        ], 2001


[         ]
As Representative of the
  Several Underwriters Listed
   in Schedule I

Ladies and Gentlemen:

         [              ], ABN [         ], a company incorporated in [       ]
("[       ]"), acting in its capacity as trustee of the [       ] Trust [     ]
(the "Trust", and [         ] in that capacity being the "Issuer Trustee"),
acting at the direction of [         ], ABN [        ], a company incorporated
in [           ], as manager of the Trust (the "Manager"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the
"Underwriters"), for whom [        ] is acting as representative (the
"Representative"), US$[     ] aggregate principal amount of Class A Mortgage
Backed Floating Rate Notes due [      ] (the "Class A Notes") issued by the
Issuer Trustee. The Manager is a wholly-owned, indirect subsidiary of [      ],
ABN [        ], a company incorporated in [       ] ("[       ]").

         The Class A Notes will be secured by the assets of the Trust in accordance with the Global Master Security Trust Deed and the Deed of Charge. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Deed of Charge, the Global Master Security Trust Deed and the Note Trust

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Deed in a pool of variable and fixed rate residential mortgage loans
(the "Mortgage Loans") (such rights, the "Mortgage Loan Rights") and certain
moneys received under the Mortgage Loans after [        ], 2001 (the "Cut-off
Date"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Supplemental Deed),
(iii) the Collection Account and (iv) all other assets that comprise the Secured Property (as defined in the Deed of Charge). The Mortgage Loans will be sold to
the Issuer Trustee by [     ] (in such capacity, the "Seller") and will be
serviced for the Issuer Trustee by [      ] (in such capacity, the "Servicer").

         The Trust was created pursuant to a master trust deed dated August 1,
2000, as amended by a deed dated May [   ], 2001 (the "Master Trust Deed")
between the Manager and [       ], a notice of creation of trust dated [     ],
2001 between the Issuer Trustee and the Manager and a supplemental deed dated
[    ], 2001 (the "Supplemental Deed"), between [      ] (as Seller, Servicer,
Custodian and Residual Income Unitholder), the Manager, the Issuer Trustee,
[      ] (the "Security Trustee") and [          ] (the "Residual Capital
Unitholder") which describes, among other things, the Trust and the underlying cash flow relating to the Class A Notes. The Class A Notes will be issued
pursuant to a Note Trust Deed to be dated [      ], 2001 among the Issuer
Trustee, the Manager and [         ] (the "Class A Note Trustee").

         TheClass A Notes will be issued in an aggregate principal amount of
US$[    ] which is equal to approximately [   ]% of the aggregate balance of the
Mortgage Loans as of the Cut-off Date. The Class B Notes will be equal to
approximately [   ]% of the aggregate principal amount of the Mortgage Loans as of the Cut-off Date. The assets of the Trust will also secure under the Deed of Charge and the Global Master Security Trust Deed, among other things, any Redraw Principal Outstanding (as defined in the Supplemental Deed) that may be outstanding after the date of this Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The Class B Notes are referred to as the A$ Securities. The Class A Notes and the A$ Securities are collectively referred to as the "Notes."

         The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Class A Notes. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness,


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including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 or Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Class A Notes is referred to in this Agreement as the "Prospectus".

         When used in this Agreement, "Basic Documents" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Supplemental Deed, the Notes, the Deed of Charge, the Global Master Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Redraw Facility Agreement, the Currency Swap Agreements, the Basis and Fixed Rate Swap Agreement, the Mortgage Insurance Policies, the
[      ] Guarantee, the [       ] Payment Deed, any other document which is
agreed to by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under clause 1.1 of the Supplemental Deed, the DTC Letter of Representations, any undertakings given to Euroclear or Clearstream Banking, societe anonyme ("Clearstream") in connection with the Book-Entry Notes, any agreement, instrument or undertaking entered into by the Issuer Trustee or any
[       ] Party (as defined below) in connection with the admission of the Class
A Notes to the official list ("Official List") of the Financial Services Authority ("UK Listing Authority") and the admission of the Class A Notes to trading on the London Stock Exchange Limited's (the "London Stock Exchange") market for listed securities, and any other contract, agreement or instrument which is specified as a "Basic Document" in the draft settlement agenda dated
[       ], 2001 prepared by [      ] in connection with the issuance and sale of
the Class A Notes. [       ] and the Manager are each an "[      ] Party" and
collectively are referred to as the "[      ] Parties." To the extent not
defined herein, capitalized terms used herein have the meanings assigned to such terms in the Supplemental Deed.

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

         Each of the [     ] Parties and the Issuer Trustee hereby agrees with
the Underwriters as follows:

         1.       PURCHASE AND SALE.

                  (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Class A Notes to


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the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Class A Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to [_____]% of their principal amount.

         (b) Except as provided in Section 10, [       ] agrees to pay for any
expenses incurred by the [      ] Parties in connection with any "roadshow"
presentation to potential investors.

         2. OFFERING. The [     ] Parties and the Issuer Trustee understand that
the Underwriters intend to make a public offering of their respective portions of the Class A Notes upon the terms set forth in the Prospectus as soon after
(A) the Registration Statement has become effective and (B) the parties hereto
have executed and delivered this Agreement, as in the judgment of [      ] is
advisable.

         3. DELIVERY AND PAYMENT. Payment for the Class A Notes shall be made no
later than 12:00 noon, New York City time on [     ], 2001, by wire transfer in
immediately available funds to the account specified by the Issuer Trustee to
[      ] or at such other time on the same or such other date, not later than
the fifth Business Day thereafter, as [      ] and the Manager may agree upon in
writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney, Melbourne and London.

         Payment for the Class A Notes shall be made against delivery to the
nominee of the Depository Trust Company ("DTC") for the account of [   ] and for
the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "Book-Entry Notes") representing US$[ ] in aggregate Principal Amount of Class A Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for
inspection by [      ] at the offices of [        ] not later than 1:00 P.M.,
New York City time, on the Business Day prior to the Closing Date. Interests in any Book-Entry Notes will be held only in Book-Entry form through DTC, except in limited circumstances described in the Prospectus.

         4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER TRUSTEE AND THE [     ]
PARTIES.


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         I.       The Issuer Trustee represents and warrants to each Underwriter
and the [      ] Parties as of the date of this Agreement and as of the Closing
Date, and agrees with each Underwriter and the [      ] Parties, that:

                  (a) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of
[       ] or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

                  (b) [     ] has been duly incorporated and is validly existing
as a corporation under the laws of [     ], with power and authority (corporate
and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the
Basic Documents and [      ] has been duly qualified for the transaction of
business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

                  (c) [      ] has duly authorized, executed and delivered this
Agreement;

                  (d) the Notes have been duly authorized by [         ], and,
when the Class A Notes have been issued (and duly authenticated by the Class A Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Global Master Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                  (e) the execution, delivery and performance by [      ] of
each of the Basic Documents to which it either is, or is to be, a party and this
Agreement have been duly authorized by [     ] and, when executed and delivered
by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding


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obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                  (f) [      ] is not, nor with the giving of notice or lapse of
time or both will be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act"), as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Class A Notes by the Underwriters and in connection with registration of the Deed of Charge at the Australian Securities and Investments Commission;

                  (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the


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invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A Notes; and there are no contracts or other documents to which it is party or by which it is bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

                  (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 24 of the Master Trust Deed;

                  (j) the Prospectus complies with the Listing Rules of the UK Listing Authority, and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date of this Agreement and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act 1986 (the "Financial Services Act"); and (ii) in the context of offers and sales of the Class A Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by or on behalf of the Issuer Trustee to ascertain the accuracy of all such information;

                  (k) [     ] has not taken any corporate action and (to the
best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver,


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receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

                  (l) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "Australian Tax Act") in relation to interest payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with
(i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A Notes under this Agreement, (ii) the sale and delivery of the Class A Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or under the Class A Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

                  (m) the Class A Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Global Master Security Trust Deed) by a first ranking fixed and floating charge over the assets of the Trust; and

                  (n) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Deed of Charge).

         II.      Each [       ] Party severally represents and warrants (as to
itself) to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

                  (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse


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change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial
position, stockholders' equity or results of operations of the [     ] Parties
taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

                  (b) it has been duly incorporated and is validly existing as a
corporation under the laws of (in the case of [      ] and the Manager) [     ],
with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

                  (c) this Agreement has been duly authorized, executed and delivered by it;

                  (d) each of the Basic Documents to which it is or is to be a party has been duly authorized by it and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by
each [     ] Party that is a party to it and the other parties thereto, will
constitute a legal, valid and binding obligation of such [         ] party,
enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Manager only, the Class A Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

                  (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the Notes, the Basic Documents and this Agreement and the consummation of the

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transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the
provisions of the constitution of an [      ] Party or any applicable law or
statute or any order, rule or regulation of any court or governmental agency or
body having jurisdiction over an [      ] Party, or any of its properties or
(iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained including those under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Class A Notes by the Underwriters and the registration of the Deed of Charge with the Australian Securities and Investments Commission on the Closing Date;

                  (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A Notes or the marketability of the Class A Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

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                  (g) its representations and warranties contained in the Basic
Documents are true and correct in all material respects as of the applicable date made or given;

                  (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

                  (i) the Prospectus complies with the Listing Rules of the UK Listing Authority, and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act; and (ii) in the context of offers and sales of the Class A Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not
misleading and all reasonable inquiries have been made by the [     ] Parties
to ascertain the accuracy of all such information;

                  (j) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than
enforcement action taken by [      ] over its assets);

                  (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with
(i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Class A Notes and (ii) the execution, delivery or performance by
each [     ] Party of the Basic Documents to which it is or is to be a party or under the Class A Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

                  (l) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Trust Manager Default (as described in clause 23.1 of the Master Trust Deed) or a Servicer Default (as described in clause 3 of the Master Servicer Deed); and

                  (m) with respect to the A$ Securities: (A) none of the [     ]
Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "Affiliate") of
an [    ] Party or any person acting on behalf of an [    ] Party or an
Affiliate of an [    ] Party has engaged or will engage in any "directed selling
efforts" (within the meaning of Regulation S), (B) each of the [    ] Parties,
each Affiliate of an [    ] Party and any person acting on behalf of an [    ]
Party or an Affiliate of an [    ] Party has offered and sold, and will offer
and sell, the A$ Securities only in "offshore transactions" (within the meaning
of Regulation S) in compliance with Regulation S and (C) each of the [      ]
Parties, each Affiliate of an [    ] Party and any person acting on behalf of
an [    ] Party or an Affiliate of an [    ] Party has complied and will comply
with the offering restrictions requirement of Regulation S.

         III. The Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

                  (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to
an [     ] Party in writing by such Underwriter through [    ] expressly for use
therein;

                  (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with
information relating to any Underwriter furnished to any [    ] Party in writing
by such Underwriter through [     ] expressly for use therein;

                  (c) KPMG LLP are independent public accountants with respect
to [     ] and the Manager within the meaning of the Securities Act;

                  (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 25 of the Master Trust Deed;

                  (e) the Trust is not and upon (i) the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                  (f) application has been made to the UK Listing Authority for the Class A Notes to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange for the Class A Notes to be admitted to trading and all relevant requirements of the Listing Rules will have been complied with.

         5.       COVENANTS AND AGREEMENTS.

         I. The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the [ ] Parties as follows:

                  (a) to use the net proceeds received by the Issuer Trustee from the sale of the Class A Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (b) to notify the Representative and the [     ] Parties
promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

                  (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Class A Notes or the enforcement or delivery of this Agreement;

                  (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream concerning the issue of the Class A Notes and related matters;

                  (e) to provide reasonable assistance to the [     ] Parties to
procure that the charges created by or contained in the Deed of Charge are registered within all applicable time limits in all appropriate registers;

                  (f) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

                  (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the ratings referred to in
Section 6(q) below;

                  (h) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

                  (i) provided the Manager complies with Section 5.II.(r), the Issuer Trustee will:

                           (i) sign and deliver to the UK Listing Authority a listing application and copies of the Prospectus on or prior to the Closing Date;

                           (ii) ensure that the Prospectus shall be approved as listing particulars by or on behalf of the UK Listing Authority as required by Section 144(2) of the Financial Services Act and the Listing Rules; and

                           (iii) ensure that two copies of the Prospectus shall be delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the Financial Services Act, on or before the date of publication thereof;

                  (j) to procure that if, after the Prospectus has been published and following the admission of the Class A Notes to the Official List of the UK Listing Authority and admission of the Class A Notes to trading on the London Stock Exchange:

                           (i) there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

                           (ii) a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and, in accordance with the Listing Rules, to submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

                  (k) for the purposes of section 128F(3)(c) of the Australian Tax Act, it will, before it issues any Class A Note, seek a listing of the Class A Notes on the Official List of the UK Listing Authority and the admission of the Class A Notes to trading on the London Stock Exchange, and use its best efforts to maintain such listing for as long as any of the Class A Notes are outstanding; provided, however, if such listing becomes impossible, to use its best efforts to obtain, and to thereafter use its best efforts to maintain a quotation for, or listing of, the Class A Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with
the approval of [     ], decide; and

                  (l) in connection with the initial distribution of the Class B
Notes, it and each person acting on its behalf (other than the [    ] Parties,
each Affiliate of an [    ] Party and the Managers (as defined in the Dealer
Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the
Class B Notes (after disregarding any amount lent by any of the [    ] Parties
or any associate (as determined under sections 10 to 17 of the Corporations Law)
of any [    ] Party) on acceptance of the offer by that person is at least
A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law.

        II.       Except where otherwise specified below as a covenant solely
applicable to the Manager or [      ], as the case may be, the [      ] Parties
severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

                  (a) in the case of the Manager only, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

                  (b) in the case of the Manager only, to deliver, at the expense of the Manager, to the Representative, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request;

                  (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

                  (d) in the case of the Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Class A Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) to advise the Representative promptly, and to confirm such
advice in writing of the receipt by an [    ] Party of any notification with
respect to any suspension of the qualification of the Class A Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Class A Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Class A Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense
of the [    ] Parties, to the Underwriters and to the dealers (whose names and
addresses the Representative will furnish to [    ]) to which Class A Notes may
have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (g) in the case of the Manager only, to endeavor to qualify the Class A Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A Notes; PROVIDED that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

                  (h) in the case of the Manager only, to make generally available to the holders of the Class A Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (i) in the case of the Manager only, so long as the Class A Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents,
(iii) copies of all reports or other communications (financial or other) furnished to holders of the Class A Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (iv) from time
to time such other information concerning the Trust or the [    ] Parties as the
Representative may reasonably request;

                  (j) to the extent, if any, that the ratings provided with respect to the Class A Notes by the Rating Agencies are conditional upon the
furnishing of documents or the taking of any other action by an [    ] Party or
the Issuer Trustee, the relevant [    ] Party shall use its best efforts to
furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

                  (k) it will on behalf of the Issuer Trustee: (i) for the purposes of 128F of the Australian Tax Act, seek a listing of the Class A Notes on the Official List of the UK Listing Authority and the admission of the Class A Notes to trading on the London Stock Exchange before the Issuer Trustee issues any Class A Note, (ii) ensure that the Issuer Trustee will not offer, issue or sell the Class A Notes to the Underwriters, until the Class A Notes have been admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange or the Representative, on behalf of the Underwriters, is satisfied that the Class A Notes will be admitted after the Closing Date and
(iii) it will use its best efforts to maintain such listing for as long as any of the Class A Notes are outstanding; provided, however, if such listing becomes impossible, it will use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A Notes on such other exchange as is commonly used for the quotation or listing of debt
securities as they may, with the approval of [     ], decide;

                  (l) to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the UK Listing Authority) and publish all advertisements or other material and to comply with any other requirements of the UK

Listing Authority or the London Stock Exchange that may be necessary in order to effect and maintain such listing;

                  (m) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the rating referred to in
Section 6(q) below;

                  (n) in the case of the Manager only, to assist [      ] in
making arrangements with DTC, Euroclear and Clearstream concerning the issue of the Book-Entry Notes and related matters;

                  (o) in the case of the Manager only, if required, to register the Class A Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such requirement comes into effect but no later that when such registration may become required by law;

                  (p) in the case of [   ] only, whether or not the transactions
contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the
performance of the [    ] Parties' obligations under this Agreement, including,
without limiting the generality of the foregoing, all fees, costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any up-front fees, costs and expenses of the Class A Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping,
as provided in this Agreement, (vii) of the [        ] Parties' counsel and
accountants and the Underwriters' counsel that are chargeable to [      ], and
(viii) payable to rating agencies in connection with the rating of the Notes.
However, except as provided in Section 10, [     ] shall be responsible for
any expenses incurred by the [       ] Parties in connection with any "roadshow"
presentation to potential investors;

                  (q) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer
Trustee; to make all payments to be made by the [    ] Parties or the Issuer
Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless
the relevant [         ] Party is compelled by law to deduct or withhold such
taxes, duties or charges.  In that event, the relevant [    ] Party shall pay
such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

                  (r) in the case of the Manager only, to do all things necessary to enable and cause the Issuer Trustee to:

                           (i) sign and deliver to the UK Listing Authority a listing application and copies of the Prospectus on or prior to the Closing Date;

                           (ii) cause the Prospectus to be approved as listing particulars by or on behalf of the UK Listing Authority as required by Section 144(2) of the Financial Services Act and the Listing Rules; and

                           (iii) cause two copies of the Prospectus to be delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the Financial Services Act, on or before the date of publication thereof; and

                  (s) if, after the Prospectus has been published and following the admission of the Class A Notes to the Official List of the UK Listing Authority and admission of the Class A Notes to trading on the London Stock
Exchange:

                           (i) there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by Section 146 of the Financial Services Act or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

                           (ii) a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and will, in accordance with the Listing Rules, submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

                  (t) in connection with the initial distribution of the Class B
Notes, it and each person acting on behalf of the [    ] Parties has not and
will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (after
disregarding any amount lent by any of the [    ] Parties or any associate (as
determined under sections 10 to 17 of the Corporations Law) of any [ ] Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with
Part 6D.2 of the Corporations Law; and

                  (u) to procure that the charges created by or contained in the Global Master Security Trust Deed are registered within all applicable time limits in all appropriate registers.

         II.      Selling Restrictions

                  (a) No prospectus in relation to the Class A Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Class A Notes or offer the Class A Notes for sale or invite offers to purchase the Class A Notes to a person, where the offer or invitation is received by that person in Australia.

                  (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Class A Notes for sale, or invited or induced offers to buy the Class A Notes, in each case by:

                           (i) making each preliminary prospectus or the Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the preliminary prospectus or the Prospectus available on that Bloomberg source; or

                           (ii) making hard copies of each preliminary prospectus or the Prospectus for the Class A Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of that preliminary prospectus or the Prospectus to those purchasers.

                  (c) Each Underwriter agrees that it will not sell Class A Notes to, or invite or induce offers for the Class A Notes from:

                           (i) any associate of the Issuer Trustee or an [    ]
                           Party specified in Schedule II or Schedule III; or

                           (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee
                           or an [    ] Party.

                  (d) Each Underwriter, severally and not jointly, agrees to:

                           (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Class A Notes specifying that it has complied with section 5(III)(b); and

                           (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied in respect of the Class A Notes, provided that no Underwriter shall be obliged to disclose:

                                    (x) the identity of the purchaser of any Class A Note or any information from which such identity might be capable of being ascertained; or

                                    (y) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

                  (e) Each Underwriter, severally and not jointly, represents and agrees that it (i) has not offered or sold, and prior to admission of the Class A Notes to listing in accordance with Part IV of the Financial Services Act will not offer or sell any Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, as amended, or the Financial Services Act, (ii) has complied with and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A Notes, in, from or otherwise involving the United Kingdom, and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Notes, other than any document which consists of, or any part of, listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act to a person who is a kind described in Article 11(3) of the Financial Services Act (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Class A Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

        IV. The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5.I. and the Issuer Trustee acknowledges and accepts that direction.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the [ ] Parties of their obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post- effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

                  (b) the representations and warranties of the Issuer Trustee
and the [     ] Parties contained herein are true and correct on and as of the
Closing Date as if made on and as of the Closing Date and the representations
and warranties of the Issuer Trustee and [     ] Parties in the Basic Documents
will be true and correct on the Closing Date; and the Issuer Trustee and the
[     ] Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

                  (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

                  (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading
in any rating accorded any securities of, or guaranteed by, [        ] by any
"nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

                  (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of
operations of the Issuer Trustee or any of the [    ] Parties, taken as a whole,
otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

                  (f) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and
each [    ] Party, with specific knowledge about the party's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (e) of this Section;

                  (g) the Representative shall have received letters, dated the date of delivery thereof, of (i) KPMG LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements
thereto), agrees with the accounting records of [           ], excluding any
questions of legal interpretation, and (ii) KPMG LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

                  (h) [    ], special United States counsel to the Underwriters,
shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (i) [      ], special United States counsel for the [       ]
Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, substantially in the form of Exhibit A and Exhibit A-2 and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (j) [ ], special United States federal income tax counsel for the [ ] Parties shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (k) [    ], Australian counsel for the [ ] Parties, shall have
furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit B and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (l) [      ], Australian tax counsel for the [     ] Parties,
shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (m) [     ], Australian counsel for the Issuer Trustee and the
Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in the form of Exhibit C and otherwise in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (n) Counsel to the Interest Rate Swap Provider and Currency Swap Provider shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (o) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

                  (p) the Representative shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and Fitch, Inc. (the "Rating Agencies") stating that the Class A Notes have been rated AAA or its equivalent by the Rating Agencies;

                  (q) the Class A Notes shall have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange or such other exchange as the parties shall agree upon or the Representative shall be satisfied that such listing will be granted after the Closing Date but in any event, prior to the first Payment Date for the Class A Notes;

                  (r) the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents;

                  (s) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Class A Note Trustee, with specific knowledge about that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Class A Note Trustee under the Trust Indenture Act, satisfactory to the Representative to the effect that such part of the Registration Statement complies, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (t) on or prior to the Closing Date the Issuer Trustee and the
[       ] Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) Each of the [    ] Parties agrees jointly and severally to
indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (x) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as
amended or supplemented if the [   ] Parties shall have furnished any amendments
or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated in or necessary to make the statements in not misleading, except (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating
to any Underwriter furnished to an [    ] Party in writing by such Underwriter
through [      ] expressly for use therein or (B) in the Prepayment and Yield
Information (as defined in the next paragraph); or (ii) that such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Class A Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Class A Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from (i) any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) the Prospectus was corrected in the Prospectus as amended or supplemented;

         For the purposes of this Agreement, the term "Prepayment and Yield Information" means that portion of the information in any preliminary prospectus or the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations--Rate of Payments" and "--Prepayment Rate Model and Modeling Assumptions", including the table entitled "Percent of Initial Principal Outstanding at the Following Percentages of Constant Prepayment Rate", that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished by magnetic tape, diskette or any other computer readable
format, or in writing to the Underwriters by any [      ] Party regarding the
Mortgage Loans.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign
the Registration Statement, the Issuer Trustee and the [     ] Parties and each
person that controls an [     ] Party or the Issuer Trustee within the meaning
of Section 15 of the Securities Act and Section 20 of the Exchange Act to the
same extent as the foregoing indemnity from the [     ] Parties to each
Underwriter, but only with reference to information relating to such Underwriter
furnished to the [     ] Parties in writing by such Underwriter through [     ]
expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be
designated in writing by [     ] and any such separate firm for the Manager, its
directors, its officers who sign the Registration Statement, the [     ] Parties
and the Issuer Trustee and such control
persons of each of the Issuer Trustee and the [     ] Parties shall be
designated in writing by that party. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in subsection (a) or
(b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the
[     ] Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred
to in clause (i) above but also the relative fault of the [     ] Parties and
the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable
considerations. The relative benefits received by the [     ] Parties and the
Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering
(before deducting expenses) received by the [     ] Parties and the Issuer
Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Class A Notes.
The relative fault of the [     ] Parties and the Issuer Trustee
on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact
relates to information supplied by an [     ] Party or the Issuer Trustee or by
the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The [     ] Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Class A Notes set forth opposite their names in
Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (e) The indemnity and contribution agreements contained in this Section 7, the representations and warranties of the Issuer Trustee and the
[     ] Parties set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling
any Underwriter or by or on behalf of the Issuer Trustee or an [     ] Party,
its officers or directors or any other person controlling the Issuer Trustee or
an [     ] Party and (iii) acceptance of and payment for any of the Class A
Notes.

                  (f) To the extent that any payment of damages by an [     ]
Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to Prudential Standard APS 120-- "Funds Management and Securitisation paragraph 15 of Guidance Note AGN 120.3-" "Purchase and Supply of Assets (including Securities issued by SPVs)," being Guidance Note to Prudential Standard APS 120- "Funds Management and Securitisation" or any successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any replacement of Prudential Standard).

         8.       TERMINATION. Notwithstanding anything herein contained, this
Agreement may be terminated in the absolute discretion of [     ], by notice
given to the Issuer Trustee and each [     ] Party, if after the execution and
delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer
Trustee or any [     ] Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any
calamity or crisis that, in the judgment of [     ], is material and adverse and
which, in the judgment of [     ], makes it impracticable to market the Class A
Notes on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS OF AGREEMENT; DEFAULT OF UNDERWRITERS. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions
as [     ] may specify, to purchase the Class A Notes which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Class A Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Notes to be purchased on such date, and arrangements
satisfactory to [     ] and the Manager for the purchase of such Notes are not
made within 36 hours after such default, this Agreement shall terminate without
liability on the part of any non-defaulting Underwriter or the [     ] Parties
and the Issuer Trustee. In any such case either [     ] or the Manager shall
have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. EXPENSES UPON TERMINATION. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or
refusal on the part of the Issuer Trustee or an [     ] Party to comply with the
terms or to fulfill any of the conditions of this Agreement, or if for any
reason the Issuer Trustee or an [     ] Party shall be unable to perform its
obligations under this Agreement or any condition of the Underwriters'
obligations cannot be fulfilled, the [     ] Parties jointly and severally agree
to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out- of-pocket expenses (including "roadshow" expenses) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11.      SUCCESSORS. This Agreement shall inure to the benefit of and
be binding upon the [     ] Parties, the Issuer Trustee, the Underwriters, each
affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12.      CERTAIN MATTERS RELATING TO THE ISSUER TRUSTEE.

                  (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                  (b) Each Underwriter and each of the [     ] Parties may not
sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

                  (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Supplemental Deed).

                  (d) It is acknowledged that the Relevant Parties (as defined in the Supplemental Deed) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

         13.      ACTIONS BY REPRESENTATIVE; NOTICES. Any action by the
Underwriters hereunder may be taken by [        ] on behalf of the Underwriters,
and any such action taken by [         ] shall be binding upon the Underwriters.
 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form
of telecommunication. Notices to the Underwriters shall be given to [         ]
(Facsimile No.: [            ]); Attention: General Counsel.  Notices to
[         ] and the Manager shall be given to it at [                      ],
(Facsimile No.:[             ]); Attention: Head of Balance Sheet Structure.
Notices to the Issuer Trustee shall be given to it at [             ] (Facsimile
No.:[            ]); Attention: Manager, Securitisation.

         14. COUNTERPARTS; APPLICABLE LAW. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         15. SUBMISSION TO JURISDICTION. Each of the [ ] Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be
determined in any such court. Each of the [     ] Parties and the Issuer Trustee
waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each
of the [     ] Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance
of the Class A Notes or this Agreement, each of the [     ] Parties and
the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

         16.      APPOINTMENTS OF PROCESS AGENT.

                  (a) Each of the [     ] Parties hereby designates and appoints
[     ] (Attention: _______) (the "[     ] Process Agent"), as its authorized
agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being
understood that the designation and appointment of [     ] (Attention: _______)
as such authorized agent shall become effective immediately without any further
action on the part of the each of the [     ] Parties. Such appointment shall be
irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to
[     ]. If the [     ] Process Agent shall cease to act as agent for service of
process, each of the [     ] Parties shall appoint, without unreasonable delay,
another such agent, and notify [     ] of such appointment. Each of the [     ]
Parties represents to the Underwriters that it has notified the [     ] Process
Agent of such designation and appointment and that the [         ] Process
Agent has accepted the same in writing.  Each of the [         ] Parties hereby
authorizes and directs the [         ] Process Agent to accept such service.
Each of the [       ] Parties further agrees that service of process upon the
[     ] Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

                  (b) The Issuer Trustee hereby designates and appoints C.T. Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of C.T. Corporation as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to
[    ]. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another
such agent, and notify [     ] of such appointment. The Issuer Trustee
represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

         17. CURRENCY INDEMNITY. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the
rate at which in accordance with normal banking procedures [    ] could purchase
United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

         If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                                     Very truly yours,

                                                     [          ]

                                                     By:_______________________
                                                              Name:
                                                              Title:

                                                     [         ]

                                                     By:_______________________
                                                              Name:
                                                              Title:

                                                     [       ] in its capacity
                                                     as Trustee of the Trust

                                                     By:_______________________
                                                              Name:
                                                              Title:

Accepted: [         ], 2001

[              ]

Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.

By:___________________________
         Name:
         Title:

                                                                      SCHEDULE I

                                                      PRINCIPAL AMOUNT OF
                                                      SECURITIES TO BE PURCHASED

UNDERWRITER

[        ]..........................................           US$[         ]
[        ]..........................................           US$[         ]
[        ]..........................................           US$[         ]
[        ]..........................................           US$[         ]
                                                     ========================
                      TOTAL.........................        US$[            ]

                                                                     SCHEDULE II


                LIST OF 128F(9) ASSOCIATES OF THE ISSUER TRUSTEE

                                                                    SCHEDULE III

                  LIST OF 128F(9) ASSOCIATES OF THE [ ] PARTIES



                                      III-1

                                                                       Exhibit A
                                                                     DRAFT NO. 1
                                                                          5/7/01



                                                 June [[   ]], 2001



To:  Persons listed on the Schedule to this opinion letter



                   Re: Kingfisher Trust 2001-1G
                       ------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Australia and New Zealand Banking Group Limited ("ANZ") and ANZ Capel Court Limited (the "Trust Manager") in connection with the issuance by Perpetual Trustee Company Limited (the "Issuer Trustee"), in its capacity as trustee of the Kingfisher Trust 2001-1G (the "Trust"), of the Trust's Mortgage Backed Floating Rate Notes, Series 2001-1G, Class A (the "Class A Notes") and Class B (the "Class B Notes" and together with the Class A Notes, the "Notes"). The Trust will be created pursuant to a master trust deed dated 1 August 2000 between the Issuer Trustee and the Trust Manager, as amended by a deed between them dated [__] May 2001 (the "Master Trust Deed"), a notice of creation of trust (the "Notice of Creation of Trust"), between the Issuer Trustee and the Trust Manager and dated as of May [[ ]], 2001 and the Kingfisher Trust 2001-1G Supplemental Deed, dated as of May [[ ]], 2001 (the "Supplemental Deed"), among the Issuer Trustee, the Trust Manager, ANZ, as seller, servicer, custodian and residual income unitholder, Kingfisher Securitisation Pty Ltd., as residual capital unitholder, and P.T. Limited, as security trustee (the "Security Trustee"). The specific provisions regarding the Trust and the issuance of the Notes are set out in the Supplemental Deed.

      The Note Trust Deed, dated as of May [[ ]], 2001 (the "Note Trust Deed"), by and among the Issuer Trustee, the Trust Manager and The Bank of New York, New York Branch provides for the issuance of the Class A Notes. The Notes will be secured by the assets of the Trust, which will consist primarily of a pool of variable and fixed rate one- to four- family residential mortgage loans originated by ANZ which are, in turn, secured by residential properties located in the Commonwealth of Australia.

      The Trust Manager has caused the Issuer Trustee to sell the Class A Notes to Salomon Smith Barney Inc., as representative (the "Representative"), for itself and the other underwriters listed in Schedule I to the Underwriting Agreement dated May [[ ]], 2001 (the "Underwriting Agreement"), by and among ANZ, the Trust Manager, the Issuer Trustee and the Representative.

      In this opinion letter, the "Agreements" mean, collectively, the Master Trust Deed (insofar as it applies to the Trust), the Definitions Schedule, the Notice of Creation of Trust, the

Supplemental Deed, the Global Master Security Trust Deed, the Deed of Charge, the Master Deed, the Agency Agreement, the Underwriting Agreement, the Dealer Agreement, the Note Trust Deed, the Redraw Facility Agreement, the Liquidity Facility Agreement, the Basis Swap, the Fixed Rate Swap Agreement, each Currency Swap Agreement (including the Credit Support Annex), the form of the Notes and any document in connection with or evidencing a Support Facility in respect of the Trust.

      Capitalized terms not defined in this opinion letter have the meanings set forth in the Kingfisher Master Trusts Master Definitions Schedule, dated 1 August 2000 (the "Definitions Schedule"), among the Issuer Trustee, the Trust Manager and the Security Trustee, as amended by deed between them dated May [__], 2001, as modified by the definitions in the Supplemental Deed which apply specifically to the Trust.

      The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (No. 333-54988) on Form S-11 for the registration of the Class A Notes, which registration statement contained a prospectus dated May [[ ]] 2001 (the "Final Prospectus"). Such registration statement is referred to herein as the "Registration Statement." The Final Prospectus, together with any amendment of it or supplement to it authorized by the Trust Manager on or prior to the Closing Date for use in connection with the offering of the Class A Notes, is referred to herein as the "Prospectus."

      In connection with rendering this opinion letter, we have examined the Agreements and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon the accuracy of the representations of parties to the Agreements contained in them and, where we have deemed appropriate, separate additional oral or written statements, representations or certifications of parties to the Agreements, their respective officers and representatives or public officials. In rendering this opinion letter, we have also assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) the execution and delivery, and the necessary power with respect to, and the enforceability of, such documents, (iii) the conformity to the requirements of the Agreements, of the mortgages, certificates of title and other documents contained in the mortgage loan packets held by ANZ, as custodian, on behalf of the Issuer Trustee, (iv) the performance by all parties to the Agreements in accordance with their covenants and agreements made in them, and (v) that there is not, and will not be, any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

      In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the State of Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States and, in each case, as in existence on the date of this opinion letter. We do not express any opinion on any issue not expressly addressed below.

      Based upon the foregoing, it is our opinion that:

      1. The Registration Statement has become effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under Section 8(d) of the Securities Act.

      2. The Registration Statement and the Prospectus, as of their respective effective or issue date, other than financial or statistical information contained in them, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations under the Securities Act.

      3. To the best of our knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to in them or filed or incorporated by reference as exhibits to the Registration Statement.

      4. The statements under "Description of the Class A Notes" in Part A of the Prospectus and "Description of Transaction Documents" in Part B of the Prospectus, insofar as they purport to summarize certain terms of the Class A Notes and the applicable Agreements, constitute a fair summary of the provisions purported to be summarized.

      5. The statements in Parts A of the Prospectus under "Summary-Material United States Federal Income Tax Consequences", under Parts A and B of the Prospectus under "ERISA Considerations," and "Legal Investment Considerations" and under Part B of the Prospectus under "Material United States Federal Income Tax Consequences," to the extent that they constitute matters of federal law or legal conclusions, while not purporting to discuss all possible consequences of investment in the Class A Notes, are correct in all material respects with respect to those consequences or matters that are discussed under those headings.

      6. The Trust is not, and as a result of the offer and sale of the Class A Notes as contemplated in the Underwriting Agreement will not, be required, or as a result of the consummation of the transactions contemplated by the terms of the Agreements become required, to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

      7. The Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939, as amended ("TIA"); the Master Trust Deed, the Global Master Security Trust Deed, the Supplemental Deed and the Deed of Charge are not required to be qualified under TIA.

      8. No consent, approval, authorization or order of any United States court or United States governmental agency or body is required (i) for the consummation by the Trust Manager of the transactions contemplated by the terms of the Agreements or (ii) for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Class A Notes by the

            Issuer Trustee, except, in each case, (a) such as have been obtained under the Securities Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Class A Notes, as to which we express no opinion.

      The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

      (i) Our opinion in paragraph 8 above is based upon our review of those United States statutes, rules and regulations which in our experience are normally applicable to or normally relevant in connection with transactions of the type provided for in the Agreements and the Underwriting Agreement.

      (ii) We express no opinion with respect to the enforceability of the waiver of rights or defenses set forth in the Agreements to the extent such rights or defenses may not be waived under applicable law.

      The opinions rendered in this letter are limited in all respects to the laws and facts existing on the date of this letter. By rendering this opinion letter, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date of this opinion letter.

      This letter is rendered for the sole benefit of each addressee identified on the schedule, and no other person or entity is entitled to rely on it. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                                Very truly yours,

                                    Schedule

Australia and New Zealand Banking      The Bank of New York, New York Branch
Group Limited                          101 Barclay Street, 21W
Level 6                                New York, New York 10286
100 Queen Street
Melbourne  VIC  3000
Australia


ANZ Capel Court Limited                The Bank of New York, London Branch
Level 17                               48th Floor
530 Collims Street                     One Canada Square
Melbourne  VIC  3000                   London E14 5AL
Australia


Salomon Smith Barney Inc.              Fitch, Inc.
   as representative of the several    Level 29
   underwriters listed in schedule 1   The Chifley Tower
   to the Underwriting Agreement       2 Chifley Square
390 Greenwich Street, 6th Floor        Sydney, NSW  2000
New York, New York 10013               Australia


Perpetual Trustee Company Limited      Moody's Investors Service Inc.
Level 7                                Level 10
39 Hunter Street                       55 Hunter Street
Sydney  NSW  2000                      Sydney, NSW  2000
Australia                              Australia


P.T. Limited                           Standard & Poor's (Australia) Pty Limited
Level 7                                Level 37
39 Hunter Street                       120 Collins Street
Sydney  NSW  2000                      Melbourne, VIC  3000
Australia                              Australia

                                                                     Exhibit A-2
                                                                     DRAFT NO. 1
                                                                          5/7/01



                                                 June [[   ]], 2001


To:  Persons listed on the Schedule to this opinion letter



                   Re: Kingfisher Trust 2001-1G
                       ------------------------


Ladies and Gentlemen:

      We have acted as special counsel to Australia and New Zealand Banking Group Limited ("ANZ") and ANZ Capel Court Limited (the "Trust Manager") in connection with the issuance by Perpetual Trustee Company Limited (the "Issuer Trustee"), in its capacity as trustee of the Kingfisher Trust 2001-1G (the "Trust"), of the Trust's Mortgage Backed Floating Rate Notes, Series 2001-1G, Class A (the "Class A Notes") and Class B (the "Class B Notes" and together with the Class A Notes, the "Notes"). The Trust will be created pursuant to a master trust deed dated 1 August 2000 between the Issuer Trustee and the Trust Manager, as amended by a deed between them dated [__] May 2001 (the "Master Trust Deed"), a notice of creation of trust (the "Notice of Creation of Trust"), between the Issuer Trustee and the Trust Manager and dated as of May [[ ]], 2001 and the Kingfisher Trust 2001-1G Supplemental Deed, dated as of May [[ ]], 2001 (the "Supplemental Deed"), among the Issuer Trustee, the Trust Manager, ANZ, as seller, servicer, custodian and residual income unitholder, Kingfisher Securitisation Pty Ltd., as residual capital unitholder, and P.T. Limited, as security trustee (the "Security Trustee"). The specific provisions regarding the Trust and the issuance of the Notes are set out in the Supplemental Deed.

      The Note Trust Deed, dated as of May [[ ]], 2001 (the "Note Trust Deed"), by and among the Issuer Trustee, the Trust Manager and The Bank of New York, New York Branch provides for the issuance of the Class A Notes. The Notes will be secured by the assets of the Trust, which will consist primarily of a pool of variable and fixed rate one- to four- family residential mortgage loans originated by ANZ which are, in turn, secured by residential properties located in the Commonwealth of Australia.

      The Trust Manager has caused the Issuer Trustee to sell the Class A Notes to Salomon Smith Barney Inc., as representative (the "Representative"), for itself and the other underwriters listed in Schedule I to the Underwriting Agreement dated May [[ ]], 2001 (the "Underwriting Agreement"), by and among ANZ, the Trust Manager, the Issuer Trustee and the Representative.

      Capitalized terms not defined in this opinion letter have the meanings set forth in the Kingfisher Master Trusts Master Definitions Schedule, dated 1 August 2000 (the "Definitions

Schedule"), among the Issuer Trustee, the Trust Manager and the Security Trustee, as amended by deed between them dated May [__], 2001, as modified by the definitions in the Supplemental Deed which apply specifically to the Trust.

      The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement (No. 333-54988) on Form S-11 for the registration of the Class A Notes, which registration statement contained a prospectus dated May [[ ]] 2001 (the "Final Prospectus"). Such registration statement is referred to herein as the "Registration Statement." The Final Prospectus, together with any amendment of it or supplement to it authorized by the Trust Manager on or prior to the Closing Date for use in connection with the offering of the Class A Notes, is referred to herein as the "Prospectus."

      We do not act as general counsel to ANZ or the Trust Manager (the "ANZ Parties"). In acting as special counsel in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the ANZ Parties, representatives of outside counsel and the independent public accountants for the ANZ Parties and your representatives, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and have made no independent check or verification thereof (except as aforesaid), nothing has come to our attention which has led us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief and make no statement with respect to financial statements and schedules and other financial or statistical data included in or omitted from the Registration Statement, the Prospectus or the Form T-1.

      With respect to the accuracy, completeness and fairness of the information relating to the Security Trustee, the Issuer Trustee, the Note Trustee, ANZ Lenders Mortgage Insurance Pty Limited, PMI Mortgage Insurance Limited, Royal & Sun Alliance Lenders Mortgage Insurance Limited, contained in Part A of the Prospectus under "Description of the Trustees -- The Security Trustee," "Description of the Trustees -- The Issuer Trustee," "Description of the Trustees -- The Note Trustee" and "The Mortgage Insurance Policies -- Description of the Mortgage Insurers," respectively, we have relied exclusively on those conferences and telephone conversations, as well as certificates from officers of the applicable entity and no information inconsistent with these conferences, telephone conversations and certificates has come to our attention.

      This letter is rendered for the sole benefit of each addressee identified on the schedule annexed hereto, and no other person or entity is entitled to rely on it. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                                Very truly yours,

                                    SCHEDULE



ANZ Capel Court Limited                  Australia and New Zealand Banking Group
Level 17                                 Limited
530 Collins Street                       Level 6
Melbourne  VIC  3000                     100 Queen Street
Australia                                Melbourne VIC 3000
                                         Australia


Salomon Smith Barney Inc.
   as representative of the several
   underwriters listed in schedule 1 to
   the Underwriting Agreement
390 Greenwich Street, 6th Floor
New York, New York 10013


Perpetual Trustee Company Limited
Level 7
39 Hunter Street
Sydney, NSW 2000
Australia


P.T. Limited
Level 7
39 Hunter Street
Sydney, NSW 2000
Australia

                                                                      Exhibit B


Australia and New Zealand       ANZ Capel Court Limited     [        ] 2001
Banking Group Limited           Level 6
Level 6                         530 Collins Street
530 Collins Street              Melbourne  Vic  3000        S Fuller
Melbourne  Vic  3000                                        Partner
                                                            Direct line
                                                            (612) 9296 2155
Standard & Poor's (Australia)   Fitch, Inc.
Pty Limited                     Level 29
Level 37                        Chifley Tower
120 Collins Street              2 Chifley Square
Melbourne   VIC   3000          Sydney   NSW   2000

P.T. Limited                    Moody's Investors Service,
Level 7                         Inc.
39 Hunter Street                Level 10
Sydney   NSW   2000             55 Hunter Street
                                Sydney   NSW   2000

The Bank of New York, London    Salomon Smith Barney, Inc
Branch                          (as representative of the
48th Floor                      underwriters referred to in
One Canada Square               Schedule 1 to the
London E14 5AL                  Underwriting Agreement)
England                         [          ]
                                [          ]
                                [          ]
The Bank of New York, New York  Perpetual Trustee Company
Branch                          Limited
101 Barclay Street              Level 7
21W                             39 Hunter Street
New York, New York 10286        Sydney   NSW   2000
USA


Dear Sirs

KINGFISHER TRUST 2001-1G

We have acted as legal advisers in the Relevant Jurisdictions for Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) ("ANZ BANK"), and ANZ Capel Court Limited ("TRUST MANAGER") in connection with the acquisition of Receivables from ANZ Bank by Perpetual Trustee Company

Australia and New Zealand Banking Group Limited           [             ] 2001
------------------------------------------------------------------------------


Limited in its capacity as trustee of the Kingfisher 2001-1G ("TRUST") and the issue of the Notes by the Trustee.

Capitalised terms used, but not defined, in this opinion have the meanings given to them in this opinion or in the Definitions Schedule, the Global Master Security Trust Deed or the Deed of Charge, as the case may be (in each case as referred to in Schedule 1).

In this opinion,

(a) "RELEVANT JURISDICTION" means each of the Commonwealth of Australia, New South Wales ("NSW"), Queensland, the Australian Capital Territory ("ACT"), Victoria and Western Australia (and "RELEVANT JURISDICTIONS" means each of them); and

(b) "PARTIES" means ANZ Bank and the Trust Manager (and "Party" means any one of those persons).

Where we have referred in this opinion to our state of knowledge in connection with any circumstance, transaction or other matter, save as expressly otherwise indicated, our knowledge relates only to the actual state of knowledge as at the date of this opinion of Stuart Fuller, Berkeley Cox and David Temby (partners of Mallesons Stephen Jaques) and Cristina Chang and Ian Edwards-Wilson (employees of Mallesons Stephen Jaques) ("ACTING PERSONS").

This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of NSW. You should note that, whilst we may express views in relation to all Australian jurisdictions, we are qualified to practice in NSW, Queensland, the ACT, Victoria and Western Australia only. Nevertheless, having carefully considered the laws of the other Australian jurisdictions, we believe our conclusions in relation to them to be correct.

We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 4) factual matters, including (without limitation) the laws of New York or England.

1     DOCUMENTS

      We have examined copies or originals (certified or otherwise identified to our satisfaction) of the following documents:

      (a)   the documents referred to in schedule 1 ("DOCUMENTS");

      (b) the powers of attorney given by ANZ Bank (in its capacity as Seller) in favour of the Trustee (the "SELLER POWERS OF ATTORNEY");

      (c) the powers of attorney ("POWERS OF ATTORNEY") given by each of ANZ Bank and the Trust Manager for the purpose of executing the Documents as follows:

            (i) ANZ Bank dated 9 October 1992 and 20 June 2000 (the latter being the "Substitution Power of Attorney"); and

            (ii)  the Trust Manager dated [       ]; and

      (d)   the constitution of each of ANZ Bank and the Trust Manager:

            (i) in the case of ANZ Bank, as supplied to us by ANZ Bank on or about 20 July 2000 and confirmed on [ ] 2001 by ANZ Bank that there had been no changes to the constitution since it had been supplied to us; and

            (ii) in the case of the Trust Manager, as supplied to us by the Trust Manager on or about 23 June 2000 and confirmed on [ ] 2001 by the Trust Manager that there had been no changes to the constitution since it had been supplied to us.

       In addition, in this opinion:

      (a) "REGISTRATION STATEMENT" means the registration statement (No. 333-[ ]) on Form S-11 in respect of which the Trust Manager is the registrant;

      (b)   "PROSPECTUS" means the final prospectus in the form contained in the
            Registration Statement and dated [     ]; and

      (c) "INFORMATION MEMORANDUM" means the Kingfisher Trust, 2001-1G, A$[ ] Mortgage Backed Floating Rate Notes, Series 2001-1G, Class B Information Memorandum issued by the Trust Manager and dated [ ], as supplemented by the Prospectus.

2     ASSUMPTIONS

      We have assumed:

      (a)   the authenticity of all signatures, seals, duty stamps and markings;

      (b) the completeness, and conformity to originals, of all documents submitted to us;

      (c)   that the Powers of Attorney remain in full force and effect;

      (d) that the Documents have been or will be duly authorised and executed by the parties to them (other than ANZ Bank and the Trust Manager) and delivered by all parties to them and constitute valid and binding obligations of all the parties (other than ANZ Bank and the Trust Manager and, where we opine in relation to the Trustee or the Security Trustee, the Issuer Trustee or the Security Trustee) to them under all relevant laws including the laws of the Relevant Jurisdictions, except insofar as they affect the obligations of ANZ Bank and the Trust Manager;

Australia and New Zealand Banking Group Limited           [             ] 2001
------------------------------------------------------------------------------

      (e) that the Powers of Attorney were duly executed by ANZ Bank and the Trust Manager respectively, the searches referred to in paragraph 3 having confirmed that the relevant persons who executed the relevant Power of Attorney were a director and secretary of ANZ Bank or the Trust Manager (as the case may be) at the time. We have not examined any documents filed by the Parties with the Australian Securities and Investment Commission in this regard. In any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Law, and in particular, sections 129(5) & (6) which permit the assumption to be made that a document has been duly executed by a company if it appears to have been executed by two people who, according to certain documents filed by the company with the Australian Securities and Investments Commission, are a director and secretary or two directors of the relevant Party, unless you knew or suspected that the assumptions were incorrect;

      (f) any power of attorney in connection with the Documents has been, or will be, registered (if necessary) in any Relevant Jurisdiction;

      (g) that the Commissioner of Taxation has not given and will not give a direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA"), section 74 of the Sales Tax Assessment Act 1992 or section 260-5 of the Taxation Administration Act 1953, requiring a party to a Document to deduct from sums payable by it to a person under the Documents (including, without limitation, a Note Holder) an amount of Australian tax payable by the payee. It is unlikely that the Commissioner of Taxation would give a direction unless the amount of tax was in dispute or the payee had failed to pay the tax payable by it;

      (h) that none of ANZ Bank or the Trust Manager enters into any Document in the capacity of a trustee of a trust or settlement (and, in this regard, we note that the Documents contain representations to that effect by ANZ Bank);

      (i) that ANZ Bank had good legal and beneficial title to the Purchased Receivables prior to their sale to the Trustee and has not created any Security Interest or other interest or right on or over such Purchased Receivables in favour of any person;

      (j) that the Purchased Receivables constitute legal, valid, binding and enforceable obligations of the relevant Debtor on the terms of the documents which evidence the Purchased Receivables and that ANZ Bank has complied, and will continue to comply, in all respects with the requirements of the Consumer Credit Code ("CODE") in the origination, servicing, management and enforcement of the Purchased Receivables;

      (k) that, at the time that the Documents were executed, no Secured Property was beneficially owned by the Trustee, other than the property referred to in paragraph (u) below;

Australia and New Zealand Banking Group Limited           [             ] 2001
------------------------------------------------------------------------------

      (l) that each of ANZ Bank, the Trustee, the Security Trustee and the Trust Manager is able to pay all of its debts, as and when they become due and payable, at the time any transaction under the Documents is entered into or an act is done, or an omission is made, for the purpose of giving effect to each such transaction. We also assume that none of ANZ Bank, the Trustee, the Security Trustee or the Trust Manager will become unable to pay all of its debts, as and when they become due and payable because of, or because of matters including, entering into of any such transaction or doing of an act, or making of an omission, for the purpose of giving effect to any such transaction;

      (m) that if a financial benefit (as described in section 229 of the Corporations Law) has been or will be given or received by ANZ Bank, the Trustee, the Security Trustee or the Trust Manager entering into any Document or a transaction in connection with any Document to or from any related party (as defined in section 228 of the Corporations Law) of ANZ Bank, the Trustee, the Security Trustee or the Trust Manager, respectively, we assume the financial benefit has been or will be given on terms described under section 210 of the Corporations Law - "Financial benefit on arm's length terms";

      (n) that all the provisions contained in the Documents have been, and will be, strictly complied with;

      (o) that if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

      (p) that the transactions contemplated by, and the obligations assumed under, the Documents are for the corporate benefit of the parties to them;

      (q) that, at the time that the Charge was registered at an office of the Australian Securities and Investments Commission:

            (i) no other Security Interest over the Secured Property was in existence; and

            (ii) no person having the benefit of the Charge had, on the date upon which the Charge was created, notice of any Security Interest and there was not, on that date, any existing equity, interest or right in the Secured Property;

      (r) that, at the time the Trustee pays the Purchase Price for the Purchased Receivables to ANZ Bank under the Sale Notice, the Trustee has no notice of a prior assignee of the Purchased Receivables and there was at that time no other existing equity, interest or right held by any person in the Purchased Receivables (and in this regard we refer you to the qualification contained in paragraph 5(s) of this opinion);
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      (s)   that the A$10 forming the initial assets of the Trust were settled on the Trustee in the Australian Capital Territory and no other property is held by the Trustee on the terms of the Trust until after execution of the Master Security Trust Deed and the Deed of Charge;

      (t) that the Trustee has good equitable title to the Secured Property at all times (but this does not limit our opinion in paragraph 4(o) in relation to the effectiveness of the procedure for the transfer of Purchased Receivables). Other than as set out in this opinion, we have not conducted any investigation with respect to the Secured Property. We make no comment nor do we give any representations with respect to such assets or matters incidental thereto;

      (u) that, in relation to paragraph 4(o) of this opinion and the transactions whereby the Trustee will obtain the assets or rights referred to in paragraph 4(o):

            (i) no Security Interest or any other third party interest exists over or in respect of the Purchased Receivables;

            (ii) the consideration paid or payable by the relevant party was or will be equal to the true market value of those assets;

            (iii) section 468 of the Corporations Law does not apply; and

            (iv)  section 437D of the Corporations Law does not apply;

      (v) that no Trust Manager Default, Trustee Default, Servicer Default, Title Perfection Event or Event of Default has occurred in respect of the Trust and continues unremedied;

      (w) that, so far as the Trustee is aware, there are no proceedings to remove the Trustee as trustee of the Trust;

      (x) that, so far as the Security Trustee is aware, there are no proceedings to remove the Security Trustee as trustee of the security trust constituted under the Global Master Security Trust Deed and the Deed of Charge ("SECURITY TRUST");

      (y) that, so far as the Note Trustee is aware, there are no proceedings to remove the Note Trustee as trustee of the note trust constituted under the Note Trust Deed ("NOTE TRUST");

      (z) that the vesting date has not occurred in respect of the Trust, the Security Trust or the Note Trust;

      (aa) that, to the best of its knowledge and belief, ANZ Bank complied in all material respects with all applicable laws (including, without limitation, the Code) at the time it originated the Purchased Receivables;
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      (bb)  that, at the time ANZ Bank originated the Purchased Receivables, it did so, to the best of its knowledge and belief, in good faith;

      (cc) that, to the best of its knowledge and belief after due enquiry, ANZ Bank (including in its capacity as Servicer) holds, in accordance with the Servicing Procedures, all documents which, pursuant to the Servicing Procedures, it should hold to enforce the provisions of the Purchased Receivables;

      (dd) each of the Purchased Receivables complies with the Eligibility Criteria set out in the Supplemental Deed;

      (ee) that there are no "linked" accounts under which a Debtor can use interest earned on a deposit account towards any interest payable on a Purchased Receivable;

      (ff) that, subject to applicable laws and binding codes, there is no documentary (excluding the Documents) or commercial limitation to effect a change in the interest (if applicable) under the Purchased Receivables except in relation to a Fixed Interest Rate Loan;

      (gg) the Purchased Receivables are insured under, and comply with the terms of, the Mortgage Insurance Policies;

      (hh)  that:

            (i) the Trustee is, and was at the time it executed the Documents, the sole trustee of the Trust;

            (ii) the Security Trustee is, and was at the time it executed the Documents, the sole trustee of the Security Trust; and

            (iii) the Note Trustee is, and was at the time it executed the
                  Documents, the sole trustee of the Note Trust;

      (ii) that the Trustee has entered into the Documents for the benefit of the beneficiaries of the Trust and it is in the interests of the beneficiaries of the Trust that the Trustee enter into the Documents;

      (jj) that the Trustee has not exercised its powers under the Master Trust Deed or the Supplemental Deed to release, abandon or restrict any powers conferred on it by the Master Trust Deed or the Supplemental Deed;

      (kk) that the Security Trustee has entered into the Documents for the benefit of the beneficiaries of the Security Trust, and it is in the interests of the beneficiaries of the Security Trust that the Security Trustee enter into the Documents;
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      (ll)  that the Security Trustee has not exercised its powers under the
            Global Master Security Trust Deed or the Deed of Charge to release, abandon or restrict any powers conferred on it by the Global Master Security Trust Deed or the Deed of Charge;

      (mm) that the Note Trustee has entered into the Documents for the beneficiaries of the Note Trust and it is in the interests of the beneficiaries of the Note Trust that the Note Trustee enter into the Documents;

      (nn) that the Note Trustee has not exercised its powers under the Note Trust Deed to release, abandon or restrict any powers conferred on it by the Note Trust Deed;

      (oo) no action has been taken to terminate the Trust, the Security Trust or the Note Trust;

      (pp) that no person will offer for subscription and purchase, or issue invitations to subscribe for or buy, or sell, any Note except in a way that does not require disclosure to investors under Part 6D.2 of the Corporations Law;

      (qq) that each payment made by the Trustee to a Note Holder is made pursuant to the terms of the Notes, the Master Trust Deed, the Supplemental Deed, the Note Trust Deed and the Global Master Security Trust Deed;

      (rr)  that, in relation to stamp duty on the Notes, the Notes are issued:

            (i)   by the Trustee in NSW or the ACT, or outside of Australia;

            (ii) the Notes are maintained on a register in NSW or Victoria, or outside of Australia; and

            (iii) the delivery or payment in respect of the Notes was received by the Trustee in NSW or the ACT, or outside of Australia,

            (and in respect of which we confirm that the Documents do not require the Parties to do anything which is inconsistent with this assumption) and that no amendments are made to the Documents or the terms of issue of the Notes which would be inconsistent with this assumption;

      (ss) that no person has been, or will be, engaged in conduct that is misleading or deceptive or likely to mislead or deceive;

      (tt) that any notice, confirmation or other information given by the Trust Manager is and will be accurate and properly completed;

      (uu) that the representations and warranties as to matters of fact made by ANZ Bank, the Trustee, the Security Trustee and the Trust Manager in each Document to
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            which they are a party are correct in all material respects each time they are made or deemed to be made;

      (vv)  that in relation to our opinion in paragraph 4(z):

            (i) we assume that potential investors to whom the Registration Statement or the Information Memorandum is made available, or who rely upon it, are professional or institutional investors who are experienced in evaluating investments in sophisticated structured finance products;

            (ii) we note that the Registration Statement and the Information Memorandum is a summary of the matters covered by it, and does not purport to contain a full description of the Documents, the transaction or Australian taxation;

            (iii) the opinion deals with subjective factual matters, and not matters of law. A view as to whether a description is fair or is an accurate summary will vary from individual to individual, and will also depend on the context in which the opinion is given. It is quite possible, for example, that an omitted description of a provision in the Documents may one day be significant;

            (iv) we hold ourselves out as having Australian legal expertise and our opinion is given only to the extent that a law firm, having our role in relation to the Registration Statement and the Information Memorandum could reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts and/or to have been capable of determining what matters investors who are experienced in investing in securities similar to the Notes and their professional advisers would reasonably require, and reasonably expect to find, in the Registration Statement and the Information Memorandum in relation to the Documents. As the Registration Statement is to be issued in England and the United States of America, matters of English law and practice and the law and practice of the United States of America will be of greater relevance than Australian law and practice - we do not have and do not hold ourselves out as having any qualifications in relation to English law and practice or the law and practice of the United States of America or any state of it;

            (v) in relation to the information set out in the section headed "Risk Factors" of the Registration Statement and the Information Memorandum we have only reviewed the provisions of, and effect of, the Documents and applicable laws of the Relevant Jurisdictions. We do not express an opinion on the risk of those provisions, or those effects, stated in that section of the Registration Statement or the Information Memorandum,
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                  although we have no reason to believe that the risks set out in that section are materially misleading or deceptive or contain any material omission;

            (vi) the opinion is not intended, and should not be construed, as expressing any legal opinion as to the execution, validity or enforceability of any document which is not a Document; and

      (ww) that the opinions to be issued by Brown & Wood (in relation to ANZ Bank and the Trust Manager), Emmett Marvin & Martin and [Allen, Allen & Hemsley] (each in relation to the Note Trustee), Mayer, Brown & Platt (in relation of Salomon Smith Barney), Henry Davis York (in relation to the Trustee and the Security Trustee) and Hickson Wisewoulds (in relation to PMI Mortgage Insurance Limited) are true and accurate in all respects and are issued in the form which is attached to this letter;

      (xx) each of the Underwriting Agreement and the Credit Support Annex to each Currency Swap will, upon execution, constitute legal, valid, binding and enforceable obligations of each person which is a party to it (including, without limitation, ANZ Bank) under the laws of the State of New York, is enforceable in the courts of the State of New York (except to the extent that enforceability may be limited by general principles of the State of New York or equity) and that no party to it will contravene any laws of the State of New York (including any laws relating to the issue of the Notes) by ANZ Bank by entering into and performing the obligations contained in each of those agreements; and

      (yy) that the effect of the Credit Support Annex to each Currency Swap under their proper law does not affect the matters opined on in this opinion.

      We have not taken any steps to verify these assumptions but, without making specific enquiries beyond the steps which are stated in this opinion, the Acting Persons have no actual knowledge as at the date of this opinion of any matter which causes any of the factual matters referred to above to be incorrect.

3     SEARCHES

       We have relied on an inspection of the public records (which are not necessarily complete or up to date) of each of the following parties on microfilm or in extract which are available to the public at the offices of the Australian Securities and Investments Commission in Sydney as at the dates and times specified (local time in each case):

      (a)   ANZ Bank - at [ ] on [ ] 2001; and

      (b)   the Trust Manager at [ ] on [ ] 2001.

       We have not made any other searches or enquiries.
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4     OPINION

      Based on the above assumptions and subject to the qualifications set out below (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

      (a) each of ANZ Bank and the Trust Manager is incorporated and validly existing under the laws of Victoria;

      (b)   each Party is capable of suing and being sued in its corporate name;

      (c)   each Party has:

            (i) the corporate power to enter into and perform its obligations under each Document and the relevant Power of Attorney; and

            (ii) taken all corporate action required on its part to authorise the execution and delivery of, and the performance of its obligations under, the Documents and the relevant Power of Attorney;

      (d) the execution, delivery and performance by each Party of each Document to which it is a party and the offering and the issuing of the Notes by the Trustee in accordance with the Documents did not and will not violate in any respect any existing provision of:

            (i)   any law of any Relevant Jurisdiction;

            (ii)  its constitution; or

            (iii) (in the case of the Trustee) the Master Trust Deed or (in the case of the Security Trustee) the Master Security Trust Deed;

      (e) the obligations of ANZ Bank, the Trustee, the Security Trustee and the Trust Manager under each Document to which it is expressed to be a party are legal, valid, binding and (subject to the terms of the Documents, and other than in respect of the Underwriting Agreement) enforceable, and the obligations of the Trustee in respect of the Notes will be enforceable against the Trustee upon the issue and authentication of the Class A Notes by the Trustee and the Note Trustee (in respect of the Class A Notes) and upon entry of the relevant details by the Trustee in the Register (in the case of the Class B Notes).

            The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions typically enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:
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            (i)   see paragraphs 5(a), (b) and (c); and

            (ii) any provision that a person shall not exercise a right or obligation conferred or imposed on that person by statute is subject to considerations of public policy.

            The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions typically enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

            (i)   see paragraphs 5(a), (b) and (c); and

            (ii) any provision that a person shall not exercise a right or obligation conferred or imposed on that person by statute is subject to considerations of public policy;

      (f) each authorisation, approval, notice or consent necessary under the laws in force in the Relevant Jurisdictions applicable to companies or approved deposit taking institutions generally for ANZ Bank to enter into the Documents to which it is a party, to observe obligations under them and to ensure that the Documents are enforceable (where "enforceable" has the meaning set out in this opinion) has been obtained;

      (g) no ad valorem stamp duties (other than financial institutions duty and debits tax on credits and debits to certain bank and other accounts in Australia) are payable in (except as referred to below) the Relevant Jurisdictions in connection with the execution of the Documents, the equitable assignment of the Purchased Receivables from ANZ Bank to the Trustee, the acquisition of the relevant Secured Property in the Relevant Jurisdictions upon acceptance of the Sale Notice, the issue of the Notes or the transfer of the Notes in the Relevant Jurisdictions or in connection with the observance or enforcement of obligations under them other than:

            (i) a transfer of a Note under common seal in the Northern Territory will be liable to nominal duty under the laws of the Northern Territory; and

            (ii) under the laws of Victoria, and proposed laws of the states of Tasmania and Queensland, further advances made under the Documents will be dutiable at the rate of $4 for every $1,000 of the amount of the further advance based on the proportionate value of the Purchased Receivables in those states to the total value of all Purchased Receivables;

      (h) it is not necessary under the laws of the Relevant Jurisdictions to provide a copy of a Document to a court or governmental agency, or to register a Document, in
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            order to ensure the legality, validity, enforceability or
            admissibility in evidence of any Document, except that:

            (i) a notice in respect of the Charge is required to be lodged at an office of the Australian Securities and Investments Commission within 45 days of first execution and failure to do so will render any such document void as a security as against a liquidator or administrator or the administrator of a deed of company arrangement of the Trustee. We confirm that we are instructed to attend to registration of the Charge within the 45 day period; and

            (ii) the Powers of Attorney, the powers of attorney granted by the Trustee, the Security Trustee and the Seller Powers of Attorney must be registered in the ACT and each state and territory (respectively) in order to ensure enforceability of the Documents and to permit the Trustee to protect its interest in the Purchased Receivables;

      (i) claims against ANZ Bank under each Document to which it is a party will rank at least equally with the claims of all the unsecured and unsubordinated creditors of ANZ Bank (other than creditors mandatorily preferred by law which include the claims referred to in section 13A of the Banking Act 1959 of Australia and section 86 of the Reserve Bank Act 1959 of Australia);

      (j) claims against the Trustee and the Security Trustee under each Document to which they are a party will rank at least equally with the claims of all the unsecured and unsubordinated creditors of the Trustee and the Security Trustee, as the case may be (other than creditors mandatorily preferred by law);

      (k) the courts of the Relevant Jurisdictions and the federal courts of Australia will give effect to:

           (i) the choice of the laws of the New South Wales to govern the Documents (other than the Underwriting Agreement and the Credit Support Annex to each Currency Swap);

           (ii) in relation to the Documents (other than the Underwriting Agreement and the Credit Support Annex to each Currency Swap), the submission by each Party to the jurisdiction of the courts of the ACT;

           (iii) the choice of laws of New York to govern the Underwriting Agreement and the Credit Support Annex to each Currency Swap; and

           (iv) in relation to the Underwriting Agreement and the Credit Support Annex to each Currency Swap the submission by ANZ Bank to the jurisdiction of the courts of the State of New York;
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      (l)   each Party does not enjoy immunity from suit in the Relevant
            Jurisdictions nor are any of its assets exempt from execution subject to the express terms of the Documents;

      (m) neither the Trustee nor the Security Trustee enjoys any immunity from suit in the Relevant Jurisdictions nor are any of its assets exempt from execution subject to the express terms of the Documents;

      (n) if the Security Trustee becomes insolvent, the assets held by the Security Trustee on the terms of the Security Trust established under clause 2 of the Global Master Security Trust Deed and by execution of the Deed of Charge will be available to the Secured Creditors (as beneficiaries of that Security Trust) and to the creditors, if any, of the Security Trustee in its capacity as the trustee of the Security Trust, and will not be available to the general creditors of the Security Trustee;

      (o) if the procedures in the Sale Notice and the Supplemental Deed for the transfer of the Receivables by ANZ Bank to the Trustee are fully followed, in respect of ANZ Bank and the Trustee, those procedures will be effective to assign the equitable interest in the relevant Purchased Receivables and any Mortgage Title Documents to the Trustee in its capacity as trustee of the Trust. Following completion of those procedures (including, without limitation, payment of the Purchase Price by the Trustee to ANZ Bank), those Purchased Receivables and any Mortgage Title Documents would not be considered assets of ANZ Bank in the event that ANZ Bank is wound up and the insolvency of ANZ Bank will not affect the Trustee's right, title and interest in and to the Purchased Receivables;

      (p) there is nothing in the factual circumstances surrounding payment by the Trustee to the Note Holders (as those circumstances are known to the Acting Persons as at the date of this opinion and without making special enquiry in this regard) which would cause a court to determine that the payment was made by the Trustee for the purpose, or for purposes including the purpose, of defeating, delaying or interfering with, the rights of any or all of the Trustee's creditors on its winding up, so as to render the payment susceptible to being set aside under section 588FE(5) of the Corporations Law;

      (q)

            (i) in the event of the insolvency of the Trustee, the creation of the Charge and the making of payments to the Note Holders would not be considered by a court to be an unfair preference under section 588FA of the Corporations Law;

            (ii) there is nothing in the factual circumstances known to the Acting Persons as at the date of this opinion and without making special enquiry in this regard which would cause a court to determine that the nature of the transactions contemplated by, or effected or to be effected under the
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                  Documents is, by itself (and having regard only to the terms of the Documents), such as to put the Note Holders on notice that any such transactions might be uncommercial transactions under section 588FB of the Corporations Law; and

            (iii) there is nothing in the factual circumstances known to the
                  Acting Persons as at the date of this opinion and without making special enquiry in this regard which would cause a court to determine that the issue of the Notes constitutes an unfair loan under section 588FD of the Corporations Law. This opinion is based on:

                  (A) a loan is unfair if, and only if, the interest or charges in relation to the loan were extortionate when the loan was made or have since become extortionate because the loan was varied;

                  (B) the fact that the issue price of the Notes has been agreed between the Trust Manager and ANZ Bank and we are instructed by ANZ Bank that it is an arm's length and a market rate; and

                  (C) it is difficult in all the circumstances of this procedure to envisage that a Note could be issued at an extortionate interest rate as to constitute an unfair loan;

            (r) there are no provisions of the Corporations Law under which any payment by the Trustee to the Note Holders might be set aside other than:

                  (A) the provisions referred to in paragraphs 4(p) and (q) of this opinion;

                  (B) section 588FE which renders voidable transactions falling within the meanings given by the provisions referred to in paragraphs 4(p) and (q) of this opinion; and

                  (C) section 468 which renders void (unless a court otherwise orders) any disposition of property of a company, other than an exempt disposition, and certain other transactions of a company made after the commencement of the winding up of the company;

                  (D) section 437D which renders void a transaction or a dealing purported to be entered into by a company under administration unless entered into, or consented to, by the administrator or entered into under an order of a court. However, section 441A(4) provides that section 437D does not apply in relation to a transaction or dealing that affects the property of a company and is entered into by the holder of a charge over the whole, or substantially the whole, of a company's property, the holder of which commences to enforce the charge in relation to all the property of the company subject to the charge on or before the date which is 10 business
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                        days after the date on which the administrator of the
                        company is required by section 450A(3) of the Corporations Law to give notice to the chargee of his appointment as administrator (such a charge being an "ENFORCEABLE CHARGE"); and

                  (E) section 444F(2) which provides that a court may order a secured creditor of a company that has executed a deed of company arrangement not to realise or otherwise deal with the Charge except that section 441A(3) provides that section 444F(2) does not prevent the enforcement of an Enforceable Charge;

            (s) if the Trustee becomes insolvent, a liquidator of the Trustee or a receiver or an administrator of the Trustee appointed by a person other than the Security Trustee, or a creditor of the Trustee other than a Secured Creditor, would not have any right or claim in respect of the Secured Property which would rank ahead of, or pari passu with, the interest in those assets held by the Security Trustee as the holder of the Charge, except that an administrator appointed under the Corporations Law would be able to exercise the rights and powers conferred on it under the Corporations Law (subject to the ability of the Security Trustee, as the holder of a charge over all of the assets held by the Trustee in its capacity as trustee of the Trust, to exercise its powers under the Global Master Security Trust Deed and the Deed of Charge in the manner permitted by the Corporations Law);

            (t) the Charge is a valid first ranking security over the assets of the Trust having the priority contemplated by the Documents and is registrable under the Corporations Law;

            (u) if the Trustee becomes insolvent and the Charge is enforced, any proceeds realised from the Secured Property pursuant to the Global Master Security Trust Deed and the Deed of Charge will be required to be applied in accordance with the order set out in clause 15.18 of the Supplemental Deed (subject to the qualifications set out elsewhere in this opinion);

            (v) each of the Trust, the Security Trust and the Note Trust are properly constituted;

            (w)

                  (i) the Trustee has been validly appointed as the trustee of the Trust;

                  (ii) the Security Trustee has been validly appointed as the trustee of the Security Trust; and

                  (iii) the Note Trustee has been validly appointed as trustee of the Note Trust;

            (x) those parts of the Registration Statement and the Information Memorandum which describe the Documents, and the effect of the Documents under laws of the Relevant Jurisdictions, and the legal status of ANZ Bank and the Trust Manager
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                  are (so far as they relate to matters of Australian law) a fair description, and an accurate summary, of those matters to the extent that they are relevant to the issue, sale and purchase or other transfer or disposal of, and holding of, the Notes; and

            (y)   in respect of the Underwriting Agreement:

                  (i) to enforce a conclusive and unsatisfied judgment which is enforceable by execution in the State of New York and obtained in relation to the Underwriting Agreement in a superior court of New York having jurisdiction to give that judgment, it is necessary for the judgment creditor to bring separate proceedings in the appropriate courts of the Relevant Jurisdictions founded on the judgment and those courts could reasonably be expected in the circumstances to give conclusive effect to the judgment for the purpose of the proceedings;

                  (ii) a judgment in a foreign currency would, for the purpose of enforcement, be converted to Australian dollars on the basis of the rate of exchange prevailing at the date of judgment.

5     QUALIFICATIONS

      This opinion is subject to the following qualifications:

      (a) the nature and enforcement of obligations may be affected by lapse of time, failure to take action, considerations of public policy or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and defences generally affecting creditors' rights (but nothing in this paragraph limits the opinions expressed in paragraph 4(n), (o), (q), (r), (s), (t), (u) and (v) above);

      (b) a creditor's rights may be affected by a specific court order obtained under laws (including, without limitation, section 444F and Part 5.3A division 13 of the Corporations Law) and defences generally affecting creditors' rights (but, nothing in this paragraph limits the opinions expressed in paragraph 4(n), (o), (q),
            (r), (s), (t), (u) and (v) above);

      (c) the availability of certain equitable remedies and the enforcement of certain rights (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

      (d) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

      (e) a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;
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      (f)   the laws of the Relevant Jurisdictions may require that discretions are exercised reasonably and opinions are based on reasonable grounds;

      (g) the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

      (h)   an indemnity for legal costs may be unenforceable;

      (i) court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

      (j)   we express no opinion as to:

            (i)   provisions precluding oral amendments or waivers;

            (ii) the revenue consequences of transferring a Note in Australia as this will depend, amongst other things, on the identity of the transferor and the transferee;

            (iii) on taxation matters, except as stated in paragraph 4(h) above;

            (iv) as to whether primary mortgage insurance with respect to any particular Purchased Receivable has been effected;

            (v) as to whether ANZ Bank or the Trustee have complied or will comply with the Code or any other applicable consumer credit legislation; or

            (vi) whether a court would determine that the exercise by the Security Trustee as trustee of the Security Trust of the powers conferred upon it under the Global Master Security Trust Deed was a valid exercise of those powers for the benefit of the beneficiaries of the Security Trust;

      (k) a court will not give effect to a choice of laws to govern the Documents or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions;

      (l) a document may not be admissible in court proceedings unless applicable stamp duty has been paid. This qualification does not limit the opinion expressed in paragraph 4(g);

      (m) a currency indemnity contained in the Documents may be unenforceable if it is contrary to public policy in the Relevant Jurisdictions;

      (n) an obligation or undertaking contained in the Documents may be unenforceable if it is contrary to public policy in the Relevant Jurisdictions;
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      (o)   a court in a Relevant Jurisdiction may not regard itself as having jurisdiction over a matter to the extent that any such matter relates to property located outside that Relevant Jurisdiction;

      (p) in respect of the Purchased Receivables which are regulated by the Code, section 166(1) of the Code provides that the Code applies to any assignee of a credit contract, mortgage or guarantee and the relevant debtor, mortgagor or guarantor has and may exercise the same rights under the credit contract, mortgage or guarantee as it has against the assignor. Section 166(3) provides that section 166(1) does not apply for so long as the assignor continues to receive payments from the debtor. Therefore, after a Title Perfection Event (or at any other time), if a Debtor no longer makes payments to ANZ Bank, the Trustee's interest in the Purchased Receivables will be subject to any rights which the Debtors may have against ANZ Bank and certain orders may be granted to the Debtor under the Code;

      (q) any transfer of the beneficial interest in any Receivable from ANZ Bank to the Trustee, will take effect in equity only until the formalities required by section 12 of the Conveyancing Act 1919
            (NSW) or the applicable equivalent provision in each Relevant Jurisdiction or each other relevant Australian state or territory have been satisfied (that is, a written assignment of the legal interest in such Purchased Receivable is executed and notice of such assignment is given to the relevant Debtor). Until such time:

            (i) the Debtors will be entitled to make payments and obtain a good discharge from ANZ Bank rather than directly to, and from, the Trustee. Upon the giving of notice of the assignment to the Debtors, however, the Debtors will only be entitled to make payments and obtain a good discharge from the Trustee;

            (ii) the Trustee's rights to any Purchased Receivable will be subject to both any equities which have arisen in favour of the relevant Debtor and to any equities affecting the Purchased Receivable which come into existence before notice of any legal assignment is given to the relevant Debtor (including the statement of accounts and any rights of set-off between ANZ Bank and the relevant Debtor);

            (iii) a later encumbrancer or assignee of ANZ Bank's rights for valuable consideration who has no notice of the equitable assignment to the Trustee who gives notice of his interest to the relevant Debtor first will take priority over the interest of the Trustee, as the case may be, to create or allow to exist a Security Interest over any Purchased Receivable other than in certain circumstances;
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            (iv)  the Loan Agreement from which the Purchased Receivable derives may be modified by ANZ Bank and the relevant Debtor without the involvement of the Depositor or the Trustee, as the case may be; and

            (v) Depositor or the Trustee, as the case may be, will have to join ANZ Bank as a party to any legal action which the Trustee may wish to take against any Debtor;

      (r) in order to protect the title of, or interest in, the Depositor and the Trustee to the Purchased Receivables from the risks identified in sub-paragraphs (i) to (v) (inclusive) of paragraph 5(q), each of the Master Trust Deed and the Supplemental Deed allows the Trustee to take certain steps (including the giving of notice to the Debtors and, in relation to each Mortgage, the execution and registration of instruments of transfer under the applicable real property legislation in the Relevant Jurisdictions or each other relevant Australian state or territory (and the payment of any applicable stamp duty), which execution may be effected by Trustee under the Seller Powers of Attorney as granted to the Trustee).

            The Seller Powers of Attorney should be registered in each relevant Australian state or territory before an attorney appointed under it executes a conveyance or deed pursuant to the Seller Powers of Attorney. We have been instructed to, and confirm that we will, register the Seller Powers of Attorney;

      (s) in certain circumstances certain claims may rank in priority (either in whole or in part) to the Charge including, without limitation:

            (i) the claims of chargees, mortgagees and persons having the benefit of other encumbrances or interests of which the persons having the benefit of the Charge (as the case may be) had actual or constructive notice or knowledge at the time of taking the Charge;

            (ii)  claims for the costs of administration and realisation;

            (iii) certain claims mandatorily preferred by law;

            (iv) certain claims arising by operation of law or specifically charged by statute (including, without limitation, local government rates and land tax);

            (v) in relation to any property the subject of a floating charge, certain claims in relation to unpaid audit fees, unpaid wages, accrued holiday pay and long service leave and compensation for injuries;

            (vi) charges, mortgages and other encumbrances existing on an asset at the time of its acquisition by the Trustee;
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            (vii) charges, mortgages and other encumbrances of property registered under specific legislation relating to title to charges over that property. The priority accorded by virtue of registration under the Corporations Law does not extend to Security Interests insofar as they are not registrable under the Corporations Law (for example, Security Interests over interests in land or choses in action other than book debts and certain Security Interests under which the holder has possession of the property subject to the Security Interest or of documents of title to that property). The security granted under the Charge will take effect as an equitable charge rather than a legal mortgage. Accordingly the Trustee could grant a legal mortgage or an equitable charge to a third party, the priority in respect of which is not governed by the Corporations Law and which might therefore rank ahead of the security granted under the Charge although the risk of this is considerably reduced if:

                  (A) the certificates and other instruments of title in respect of the relevant Secured Property are held by the relevant chargee or its nominee;

                  (B) replacements for the certificates and instruments are not issued.

                  The Trustee has undertaken in the Global Master Security Trust Deed not to create or allow to come into existence any such encumbrance which affects the relevant property except a Security Interest which arises by operation of statute or except as permitted under any Transaction Document, but in this regard the position of the chargee under the Charge is no different from any person taking similar security in Australia;

      (t) the Charge has been prepared to take advantage of section 282(3) of the Corporations Law. The amounts secured under it are limited to the amounts which were:

            (i)   present liabilities at the time of its execution; or

            (ii) at the time of its execution of the Charge, prospective liabilities of the nature and to a maximum amount specified in the Charge.

            Please note the following:

            o if the "Secured Moneys" are greater than the amount by which the Charge is stated to be so limited, that excess will not be secured under the Charge; and
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            o     any prospective liabilities existing at the time of the
                  execution of the Deed of Charge or which arise later, which are of a different nature to those specified in the relevant document will not be secured under the Deed of Charge;

      (u) the conclusions contained in this opinion have been reached on the following basis:

            (i) because the Note Holders have the benefit of the Charge over the Assets of the Trust for the amounts due in respect of the Notes and would therefore not be required to prove for those amounts in the winding up of the Trustee, a payment to the Note Holders which does not exceed the value of the Charge available to it would not constitute a voidable transaction under Australian insolvency law; and

            (ii) in any event, although the Note Holders are secured creditors of the Trustee and therefore for the reasons contained in paragraph (i) above, the question of whether a payment to the Note Holders is an unfair preference will not even arise, we note that an additional protection for the Note Holders arises out of the structure of the transaction in that, if for some unforeseen reason the Note Holders were unsecured creditors, in presenting the Notes for payment on the maturity date, assuming a Note Holder received the benefit of the payment in good faith and at the time that it received the benefit it had no reasonable grounds for suspecting that the Trustee was insolvent at the time the payment was made or would become insolvent as a result of the payment being made, the existence of these facts would provide a defence to any action brought by a liquidator to set aside the payment;

      (v) the conclusions contained in this opinion (in relation to sections 588FA, 588FB, 588FD and 588FE of the Corporations Law) relate to matters which are ultimately questions of fact, to be determined at the time by the courts. Each of the above sections has not, to our knowledge, been subject to extensive judicial consideration and it is not possible to be as conclusive about their operation as it would be if they were provisions which had been tested more frequently in the courts. Our opinions are based upon our reading of the provisions and our assessment of how a court would be likely to interpret the provisions;

      (w) our opinion as to the rights of the Security Trustee as chargee under the Charge is subject to the following provisions of the Corporations Law under which:

            (i) section 440B provides that during the period of administration of a company, a person cannot enforce a charge on the property of the company except with the written consent of the administrator or the leave of a court.
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                  Sections 441A(1) and (3) provide that section 440B does not apply to a charge which is over the whole, or substantially the whole, of a company's property, and the holder of which commences to enforce the charge in relation to all the property of the company subject to the charge on or before the date which is 10 business days after the date on which the administrator of the company is required by section 450A(3) of the Corporations Law to give notice to the chargee of his appointment as administrator (such a charge being an "ENFORCEABLE CHARGE");

            (ii) section 441B provides that section 440B does not prevent the chargee from enforcing a charge if such enforcement commenced before the beginning of the administration of the company. A court may make orders under section 441D in respect of any such enforcement whilst the company is under administration if the court is satisfied that what the administrator proposes to do during the administration will adequately protect the chargee's interests;

            (iii) under section 443F an administrator appointed to a company has a lien over the assets of the company for certain debts for which the administrator is liable and for certain remuneration. That lien takes priority over all the company's unsecured debts and, except for certain debts owed to a receiver, debts of the company secured by a floating charge on the property of the company. In this regard, we note that the Secured Money is secured by the Charge which creates a fixed and floating charge over the Secured Property;

            (iv) under section 442C(2) an administrator may dispose of assets of a company which are subject to a charge in the ordinary course of the company's business, with the written consent of the chargee or with leave of a court. However:

                  (A) under section 442D(1) the administrator's functions and powers are subject to the functions and powers of the holder of an Enforceable Charge;

                  (B) under section 442D(2) the administrator's functions and powers are subject to the functions and powers of the holder of a charge on perishable property; and

                  (C) under section 442D(3) the administrator's right of disposal is subject to section 441B;

            (v) section 437D renders void certain transactions and dealings as described above (subject to the rights of the holder of an Enforceable Charge);
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            (vi)  section 444F(2) provides that a court may make certain orders in respect of a secured creditor as described above; and

            (vii) section 471B provides that while a company is being wound up in insolvency or by a court, or a provisional liquidator of a company is acting, a person cannot begin or proceed with certain proceedings or enforcement process except with the leave of a court. Under section 471C such restriction does not apply to a secured creditor's right to realise or otherwise deal with the Charge;

      (x) a court in a Relevant Jurisdiction may not regard itself as having jurisdiction to entertain any action relating to the Charge to the extent that any such charge relates to property located outside that Relevant Jurisdiction. We recommend that legal advice is obtained as to the effectiveness of each such charge as security over such property prior to the Trustee acquiring such property;

      (y) if the Trustee is wound up and the relation-back day (as defined in the Corporations Law) in relation to the winding up being the earlier of:

            (i) the date on which the winding up is taken to have commenced being either:

                  o     the day when a court makes a winding up order; or

                  o if, when the winding up order is made, the Trustee is under administration or subject to an executed but not yet terminated deed of company arrangement, on the day when the administration started; and

            (ii)  the date on which the winding up application is made,

            occurs less than six months after the date of the Charge, then the security given by the Trustee in the Charge may be void as against the liquidator of the Trustee unless it secures an advance paid to the Trustee (at or after the date of, and as consideration for, the charge) and interest thereon.

            However, in relation only to the Charge, in our opinion:

            (iii) the Notes constitute advances paid to the Trustee by the Note
                  Holders after the time the Charge is granted and are paid as consideration for the granting of the Charge (including that part which constitutes a floating charge); and

            (iv) accordingly, although section 588FJ of the Corporations Law has not, to our knowledge, been subject to judicial consideration and it is not possible to be as conclusive about its operation as it would be if it were an
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                  existing provision which had been tested more frequently in the courts, our opinion is that it should not apply to the Charge in relation to such advances by the Note Holders and interest thereon;

      (z) we express no opinion as to any provision of any Document which purports to bind a person not a party to the Document;

      (aa) we express no opinion as to the impact of the A New Tax System (Goods and Services Tax) Act;

      (bb) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

            (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

            (ii) the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

            (iii) the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions;

      (cc) we express no opinion as to the laws of England or the State of New York;

      (dd) we express no opinion on each Credit Support Annex, the Security created by each of them or their registrability under the Corporations Law;

      (ee) a court will not give effect to a choice of laws to govern the Underwriting Agreement or the Credit Support Annex to each Currency Swap, or a submission to the jurisdiction of certain courts, if to do so would be contrary to public policy in the Relevant Jurisdictions. We are not aware that such a submission was made on any basis other than such bona fide basis and without such a primary purpose;

      (ff) the specific approval of the Reserve Bank of Australia must be obtained in connection with certain payments and transactions having a prescribed connection with countries or entities designated from time to time by the Reserve Bank of Australia for the purposes of the Banking (Foreign Exchange) Regulations (currently Iraq, Libya, the Federal Republic of Yugoslavia (Serbia and Montenegro), the Afghan faction known as Taliban and the National Union for the Total Independence of Angola).

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6     BENEFIT

      This opinion is addressed to you personally and may not, without our prior written consent, be:

      (a)   relied on by another person;

      (b) disclosed, except to persons who in the ordinary course of your business have access to your papers and records on the basis that they will make no further disclosure; or

      (c) filed with a government or other agency or quoted or referred to in a public document.

      This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

      This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter.

Yours faithfully

                                   SCHEDULE 1

1 Kingfisher Master Trusts Master Definitions Schedule dated 1 August 2000 (as amended) between the Trustee, the Trust Manager and the Security Trustee.

2 Master Trust Deed Kingfisher Master Trusts dated 1 August 2000 (as amended) between the Trust Manager and the Trustee ("MASTER TRUST DEED").

3 Kingfisher 2001-1G Supplemental Deed dated [ ] May 2001 between (amongst others) the Trustee, the Security Trustee, ANZ Bank (in its capacity as Seller and Servicer) and the Trust Manager ("SUPPLEMENTAL DEED").

4 Kingfisher Master Trusts Global Master Security Trust Deed dated [ ] May 2001 between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee ("GLOBAL MASTER SECURITY TRUST DEED").

5 Kingfisher Trust 2001-1G Deed of Charge dated [ ] May 2001 between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee ("CHARGE").

6 Master Servicer Deed Kingfisher Master Trusts dated 1 August 2000 between the Trustee, the Trust Manager and ANZ Bank (in its capacity as Servicer).

7 ISDA Master Agreement, together with Fixed Swap and Basis Swap Schedules and Confirmations forming part of it, dated [ ] May 2001 between ANZ Bank, the Trustee and the Trust Manager.

8 Kingfisher Trust 2001-1G Redraw Facility Agreement dated [ ] May 2001 between the Trustee, the Trust Manager and ANZ Bank.

9 Kingfisher Trust 2001-1G Liquidity Facility Agreement dated [ ] May 2001 between the Trustee, the Trust Manager and ANZ Bank.

10 Kingfisher 2001-1G Note Trust Deed dated [ ] May 2001 between the Trustee, the Trust Manager and the Note Trustee.

11 2001-1G Agency Agreement dated [ ] May 2001 between, amongst others, the Trustee, the Trust Manager and the Note Trustee.

12 ISDA Master Agreements, together with the Schedules and Confirmations forming part of them, each dated [ ] May 2001 between ANZ Bank, the Trustee, Citibank, N.A., New York Branch and the Trust Manager.

13 Kingfisher Trust 2001-1G Dealer Agreement dated [ ] May 2001 between the Trustee, the Trust Manager and ANZ Bank.

14 Underwriting Agreement dated [ ] May 2001 between ANZ Bank, the Trust Manager, the Trustee and the Underwriter.

15 Notice of Creation of Trust dated [ ] May 2001 given by the Trust Manager to the Trustee.
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16    Sale Notice dated [ ] May 2001 to be given by ANZ Bank to the Trustee.

17    Deed of Indemnity dated 24 January 2001 between ANZ Bank and the Trustee.

18 Guarantee Deed dated [ ] May 2001 between PMI Mortgage Insurance Limited and the Trustee.

19 Insurance of Lenders' Mortgage Insurance Premium dated [ ] May 2001 between PMI Mortgage Insurance Limited the Trustee and ANZ Lenders Mortgage Insurance Limited.

20 Deed of Guarantee dated [ ] May 2001 between Royal & Sun Alliance Lenders Mortgage Insurance Limited and the Trustee.

21 Lender's Mortgage Insurance Policy to be issued in favour of ANZ Bank and the Trustee.

22    Class A Note to be issued by the Trustee.

                                                                       Exhibit C


    HENRY DAVIS YORK DRAFT 8 MAY 2001 - SUBJECT TO OPINIONS COMMITTEE REVIEW







[8 May 2001 ]                                           Our Ref. AJM/FJA/2010324
                                                           Partner: Alex Mufford
                                                        Direct Tel No: 9947 6572
                                                 Email: alex_mufford@@hdy.com.au
                                                                 Doc Id:12142543


To: the Addressees set out in Schedule 1

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED KINGFISHER SECURITISATION PROGRAMME ("Programme") AND KINGFISHER TRUST 2001-1G ("Trust")

We refer to the establishment of the Trust in respect of which we have acted as legal advisers to Perpetual Trustee Company Limited ("Trustee") and P.T. Limited ("Security Trustee") (each a "Relevant Party") in New South Wales, Victoria, the Australian Capital Territory ("ACT") and the Commonwealth of Australia ("Australia") (together the "Relevant Jurisdictions").

Except as expressly stated below this opinion relates only to the laws of the Relevant Jurisdictions. We express no opinion about the laws of another jurisdiction or factual matters.

1.    Documents

      We have examined:

      (a) copies (certified or otherwise identified to our satisfaction) of the documents or (as the case may be) the cover and execution pages and final drafts of the documents listed in schedule 2 (collectively the "Documents" and each is a "Document"). Where in schedule 2 we ascribe a name to a document or to a party, that name is used in this opinion letter;

      (b) copies (certified or otherwise identified to our satisfaction) of the powers of attorney listed in schedule 3 (each a "Power of Attorney");

      (c) a certificate from [] an officer of Perpetual Trustees Australia Limited, a copy of which is annexed ("Certificate"); and

      (d) such other documents as we consider necessary to render our opinions.

2.    Assumptions

      We have assumed:

      (a)   the authenticity of all signatures, seals, duty stamps and markings;

      (b) the completeness, and conformity to originals and final drafts, of all non original or incomplete documents submitted to us;

      (c) that all authorisations specified below remain in full force and effect;

      (d) that the Documents have in fact been executed by an attorney under the relevant Power of Attorney, or, as applicable, by a duly authorised officer of a Relevant Party;

      (e) that the Documents have been duly executed and authorised by the parties to them (other than each Relevant Party) and constitute valid and binding obligations of all the parties to them (other than each Relevant Party) under all relevant laws (including the laws of the Relevant jurisdictions);

      (f) that each Power of Attorney has been duly executed by each Relevant Party in accordance with its constitution;

            However we note that each Power of Attorney has been executed on behalf of each Relevant Party by persons who appear to be (based on our searches referred to in paragraph 3 below) a director and/or secretary of the Relevant Party and there is nothing in the search referred to in paragraph 3 below that would lead us to believe otherwise. In any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Law unless at the time the Powers of Attorney were entered into you knew or suspected that those assumptions were incorrect);

      (g)   that the contents of the Certificate are true and correct;

      (h) that where, by the terms of the master trust deed for the Programme ("MASTER TRUST DEED"), the Global Master Security Trust Deed or any other Document, a direction, certification, confirmation or RECOMMENDATION ("DIRECTION") MUST be given by the Trust Manager or any other person to a Relevant Party before it enters into or assumes obligations under a Document, that Direction has in fact been given;

      (i) that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of section 588FC or 588FD respectively of the Corporations Law;

      (j) that all the provisions contained in the Documents have been and will be strictly complied with; and

      (k) that no party has contravened or will contravene chapter 2E of the Corporations Law by entering into any Document or a transaction in connection with any Document.

      We have not taken any steps to verify these assumptions. However Alex Mufford and Fiona Atkinson, who have had carriage of this matter for Henry Davis York, are not actually aware of anything which causes any of the assumptions to be incorrect.

3.    SEARCH

      We have relied on an Inspection of the public records (which are not necessarily complete or up-todate) in extract form which are available to the public from the on line database of the Australian Securities and Investments Commission in Sydney in respect of each Relevant Party at about [##] local time on [the date of this letter].

      We have not made any other searches or enquiries or examined any documents filed by any Relevant Party with the Australian Securities and Investments Commission.

4.    OPINION

      On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

      (a) each Relevant Party is incorporated and validly existing under the laws of New South Wales (in the case of the Trustee) and Victoria (in the case of the Security Trustee) and is capable of suing and being sued in its own name. [In this regard we note that the searches referred to in paragraph 3 (which are extracts from public records which are not necessarily accurate or up to date) did not disclose that any proceeding relating to the insolvency, administration or liquidation of any Relevant Party has been filed with the Australian Securities and Investments Commission];

      (b)   each Relevant Party has:

            (i) the corporate power to enter into its respective Power of Attorney and each Document to which it is a party and to observe its obligations under them; and

            (ii) taken all necessary corporate action required on its part to authorize the execution, delivery and observance of, and has duly executed, each Document to which it is a party;

      (c) the obligations of each Relevant Party under each Document to which it is expressed to be a party are valid, binding and (subject to the terms of the relevant Document) enforceable;

            (The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant jurisdictions typically enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

            (i) the nature and enforcement of obligations may be affected by lapse of time, statutes of limitation, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and other laws and defences generally affecting creditor's rights; and

            (ii)  see paragraph 5 below generally.)

      (d) the execution and delivery by or on behalf of each Relevant Party of the Documents to which it is a party and the observance of its obligations under them will not contravene:

            (i) any law In force in the Relevant Jurisdictions generally applicable to companies or trustees;

            (ii)  its constitution;

            (iii) in the case of the Trustee, the Master Trust Deed; and

            (iv) in the case of the Security Trustee, the Global Master Security Trust Deed:

      (e) it is not necessary under the laws of the Relevant jurisdictions to provide a copy of a Document to a court or governmental agency in order to ensure the legality, validity, enforceability or admissibility in evidence of any Document in the Relevant Jurisdictions except that:

            (i) the Powers of Attorney should be registered in New South Wales and the Australian Capital Territory; and

            (ii) notices in respect of the Charge must be lodged with the Australian Securities and Investments Commission within 45 days of its execution or the charge constituted by it may be void against a liquidator or administrator of the Trustee,

            [Mallesons Stephen Jaques has confirmed that they will attend to registration of the Powers of Attorney and the Charge;]

      (f) the courts of the Relevant jurisdictions and the federal courts of Australia will give effect to:

            (i) the choice of the laws to govern the Documents provided for in the Documents; and

            (ii) the submission to the jurisdiction of the courts provided for in the Documents by each Relevant Party;

      (g) each authorisation, approval, notice or consent necessary under the laws in force in the Relevant Jurisdictions generally applicable to companies or trustees for each Relevant Party to enter into the Documents and observe obligations under them has been obtained or given;

      (h) no Relevant Party enjoys immunity from suit in the Relevant Jurisdictions nor are any of their assets exempt from execution (subject to the terms of the Documents); and

      (i) subject to qualification 5(o), any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the Relevant jurisdiction in respect of an obligation of the Trustee under the Underwriting Agreement, which is for a fixed sum of money and which has not been stayed or satisfied in full, would generally be enforceable by action against the Trustee in the courts of the Relevant Jurisdictions without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable.

5.    QUALIFICATIONS

      This opinion is subject to the following qualifications:

      (a) the nature and enforcement of obligations may be affected by lapse of time, statutes of limitation, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and other laws and defences generally affecting creditors' rights;

      (b) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

      (c) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

      (d) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

      (e) the laws of the Relevant Jurisdictions may require that parties act reasonably and in good faith in their dealings with each other;

      (f) the question of whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

      (g)   a court may require:

            (i)   a discretion to be exercised reasonably; and

            (ii)  an opinion to be based on reasonable grounds;

      (h)   an indemnity for legal costs may be unenforceable;

      (i)   we express no opinion as to:

            (i)   provisions precluding oral amendments or waivers;

            (ii) the revenue consequences (including any applicable taxes or duties) in any jurisdiction (including the Relevant Jurisdictions) of acquiring, holding, originating or transferring the assets of the Trust or the issue, holding and transfer of the debt instruments to be issued by the Trust; or

            (iii) whether any obligations of any other parties to the Documents
                  (other than the Relevant Parties) are valid and binding; or

            (iv) whether a covenant not to wind up the Trustee will be enforceable;

      (j) court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

      (k) a currency indemnity contained in the Documents may be unenforceable if it is contrary to public policy in the Relevant Jurisdictions;

      (1) any provision that a person shall not exercise a right or obligation conferred or imposed on that person by statute is subject to considerations of public policy;

      (m) a court will not give effect to a choice of laws to govern the Documents or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions;

      (n) a document may not be admissible in court proceedings unless applicable stamp duty has been paid; and

      (o) as regards opinion 4(i), the courts of the Relevant Jurisdictions may in some circumstances re- examine the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, including if:

            (i) the proceedings In New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

            (ii) the judgment is contrary to the public policy of the Relevant jurisdiction;

            (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

            (iv)  the judgment is a penal or revenue judgment; or

            (v) there has been a prior judgment in another court in the Relevant Jurisdiction between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

6.    BENEFIT

      This opinion is addressed to the addressees in schedule 1. This opinion is addressed to the addressees personally (including, where relevant, in their capacities as trustees for investors in the debt instruments to be issued by the Trust) and may not without our prior written consent be:

      (a)   relied on by another person;

      (b) disclosed, except to persons who in the ordinary course of your business have access to your papers and records on the basis that they will make no further disclosure; or

      (c) filed with a government or other agency or quoted or referred to in a public document.

      With respect to those opinions addressing the due authorization of the Documents by the Relevant Parties, Brown & Wood LLP may rely on the opinions expressed herein to the same extent as if it were an addressee hereof.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the prospectus relating to the Trust ("PROSPECTUS") and to the references to this firm under the heading "legal matters" in Part A of the Prospectus, in the list of exhibits and exhibit Index, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the

       Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

       This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

       This opinion is given in respect of the laws of the Relevant jurisdictions which are in force at [ ] local time [on the date of this letter].

 Yours faithfully

 HENRY DAVIS YORK


                             Schedule 1 - Addressees

Australia and New Zealand Banking Group           Salomon Smith Barney Inc.
Limited                                           (as representative of the underwriters
[Level 6                                          referred to in Schedule 1 to the Underwriting
530 Collins Street                                Agreement)
MELBOURNE VIC 3000]                               390 Greenwich Street
                                                  NEW YORK, NEW YORK 10013
                                                  USA

ANZ Capel Court Limited                           [Salomon's Sydney Branch]
[Level 6
530 Collins Street
MELBOURNE VIC 3000]

Standard & Poor's (Australia) Pty Limited         The Bank of New York
Level 37                                          101 Barclay Street
120 Collins Street                                Floor 21 W NEW YORK, NEW YORK 10286USA
MELBOURNE VIC 3000

Fitch Australia Pty Limited                       [Citibank N.V.
Level 29, Chifley Tower                           333 West 34th Street
2 Chifley Square                                  NEW YORK, NEW YORK 10001
SYDNEY NSW 2000                                   USA]

Moody's Investors Service Pty Ltd                 [PMI Mortgage Insurance Ltd
Level 10                                          Level 23
55 Hunter Street                                  50 Bridge Street
SYDNEY NSW 2000                                   SYDNEY NSW 20001]

                                                  [Royal & Sun Alliance Lenders Mortgage
                                                  Insurance Limited
                                                  465 Victoria Avenue
                                                  CHATSWOOD NSW 20671

                             Schedule 2 - Documents

(a) Kingfisher Master Trusts Amendment Deed to the Kingfisher Master Trusts Master Definitions Schedule and the Kingfisher Master Trusts Master Trust Deed dated [ ] between the Trustee, the Security Trustee and ANZ Capel Court Limited ("Trust Manager");

(b) Kingfisher Master Trusts Global Master Security Trust Deed dated [ ] between the Trustee, the Security Trustee, the Trust Manager and The Bank of New York, New York Branch ("NOTE TRUSTEE") ("GLOBAL MASTER SECURITY TRUST DEED");

(c) Notice of Creation of Trust dated [ ] given by the Trust Manager to the Trustee;

(d) Kingfisher Trust 2001-1G Supplemental Deed dated [ ] between, amongst others, the Trustee, the Security Trustee and the Trust Manager ("SUPPLEMENTAL DEED");

(e) Kingfisher Trust 2001-1G Deed of Charge dated [ ] between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee ("Charge");

(f) ISDA Master Agreement, together with Fixed Swap and Basis Swap Schedules and Confirmations forming part of it, dated [] between Australia and New Zealand Banking Group Limited ("ANZ"), the Trustee and the Trust Manager;

(g) Kingfisher Trust 2001-1 G Liquidity Facility Agreement dated [ ] between the Trustee, the Trust Manager and ANZ;

(h) Kingfisher Trust 2001-1G Redraw Facility Agreement dated [] between the Trustee, the Trust Manager and ANZ;

(i) Kingfisher Trust 2001-1G Note Trust Deed dated [] between the Trustee, the Trust Manager and the Note Trustee;

(j) Kingfisher Trust 2001-1G Agency Agreement dated [] between, amongst others, the Trustee, the Trust Manager and the Note Trustee;

(k) ISDA Master Agreements, together with Currency Swap Schedules and Confirmations forming part of them, dated [] between the Trustee, the Trust Manager, ANZ and Citibank N.A.;

(1) The Notes (as defined in the Supplemental Deed), when issued, authenticated and (where relevant) entered in the relevant register, in accordance with the Documents;

(m) Kingfisher Trust 2001-1G Dealer Agreement dated [] between the Trustee, the Trust Manager, ANZ and the dealers named in it;

(n) Underwriting Agreement dated [ ] between ANZ, the Trustee, the Trust Manager and the underwriters named in it ("UNDERWRITING AGREEMENT");

(o) [Letter of Representations to the Depository Trust Company by the Trustee and [the Agent] dated [ ]];

(p) [Lenders' Mortgage Insurance Provisions dated [6 March 2001] between the Trustee, ANZ and PMI Mortgage Insurance Ltd ('PMT');]

(q) [Guarantee and Indemnity dated [ ] between the Trustee and Royal & Sun Alliance Lenders Mortgage Insurance Limited];

(r) [Deed of Guarantee dated [ ] between the Trustee, PMI and ANZ Lenders' Mortgage Insurance Pty Limited ("ANZLMI")];

(s) Deed of Appointment and Indemnity dated [ ] between ANZ and Perpetual Trustee Companv Limited.

                         Schedule 3 - Powers of Attorney

(a)   Powers of Attorney dated [ ] by the Trustee; and

(b)   Powers of Attorney dated [ ] by the Security Trustee.